Exhibit 4.1

WESCO DISTRIBUTION, INC.

RETIREMENT SAVINGS PLAN

Amended and Restated Effective as of December 30, 2010

WESCO Distribution, Inc.

Retirement Savings Plan

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2.43	Investment Committee	10
2.44	Investment Option	10
2.45	Key Employee	10
2.46	Leased Employee	10
2.47	Maternity or Paternity Absence	10
2.48	Member	10
2.49	Murco	11
2.50	Murco Acquisition	11
2.51	Murco Plan	11
2.52	Non-Key Employee	11
2.53	Normal Retirement Date	11
2.54	Participant	11
2.55	Participating Employer	11
2.56	Period of Severance	11
2.57	Plan	11
2.58	Plan Year	11
2.59	Prior Plan	11
2.60	Prior Westinghouse Employee	11
2.61	Reemployment Commencement Date	11
2.62	Retirement	11
2.63	Rollover Contributions	11
2.64	Roth Contributions	11
2.65	Roth Contribution Account	11
2.66	Standard Electric	11
2.67	Standard Electric Acquisition	12
2.68	Standard Electric Plan	12
2.69	Trust Agreement	12
2.70	Trust Fund	12
2.71	Trustee	12
2.72	Valuation Date	12
2.73	WESCO International Pooled Stock Fund	12
2.74	Westinghouse	12
2.75	Year of Eligibility Service	12
2.76	Gender and Number	12

ARTICLE III	Participation, Membership and Vesting	13
3.1	Participation	13
3.2	Membership	13
3.3	Cessation of Participation	13
3.4	Vesting	14
3.5	Forfeitures	15
3.6	Special Transitional Rules in Connection with the Acquisition	15

ARTICLE IV	Contributions by Participants	16
4.1	After-Tax Contributions	16
4.2	Voluntary Suspensions	16
4.3	Involuntary Suspensions Upon Termination of Covered Employment	16
4.4	Rollover Contributions and Transfers	16

ARTICLE V	Employer Contributions	18
5.1	Participating Employer Contributions	18
5.2	Elective Deferral Contributions	18
5.3	Roth Contributions	20

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5.4	Contributions for Participants Only	21

ARTICLE VI	Investment of Contributions and Investment Funds	22
6.1	Investment of Contributions of Members and Participating Employers	22
6.2	Change of Investment Elections Permitted	22
6.3	Transfers Among Investment Options	22
6.4	Investment of Rollover and Transfer Contributions	22
6.5	Investment of Income Received on Contributions of Members and Participating Employers	22
6.6	Diversification	22

ARTICLE VII	Individual Accounts and Valuation	24
7.1	Deposit and Crediting of Contributions	24
7.2	Trust Fund Account	24
7.3	Valuation of the Trust Fund	24
7.4	Disbursements	24
7.5	Member Statements	24

ARTICLE VIII	Plan Payments	25
8.1	Terminated Member	25
8.2	Retired Member	25
8.3	Disability	25
8.4	Death	26
8.5	Additional Requirements Regarding Distributions	26
8.6	Form of Distributions	29
8.7	Eligible Rollover Distributions	29
8.8	Withdrawals by Members	29
8.9	Loans	31

ARTICLE IX	Trust Agreement and Trust Fund	33
9.1	Trust Agreement	33
9.2	Trust Fund	33

ARTICLE X	Limitations on Amounts Allocated to Accounts	34
10.1	Special Definitions	34
10.2	Annual Limitation	34

ARTICLE XI	Limitations on After-Tax Contributions and Employer Contributions	35
11.1	Limitations on Contributions	35
11.2	Correction Methodology	35
11.3	Definitions	36

ARTICLE XII	Plan Administration	37
12.1	Establishment of the Administrative Committee	37
12.2	Establishment of the Investment Committee	37
12.3	Organization of the Committees	37
12.4	Powers of the Administrative Committee	37
12.5	Powers of the Investment Committee	38
12.6	Duties of the Administrative Committee	38
12.7	Actions by a Committee	38
12.8	Accounts and Reports	38
12.9	Discretionary Action	38
12.10	Action Taken in Good Faith	38
12.11	Indemnification	39

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12.12	Claims Procedure	39
12.13	Claims Review Procedure	39
12.14	Responsibilities of Fiduciaries Other than the Committees	39
12.15	Allocation of Responsibilities	39
12.16	Designation of Persons to Carry Out Responsibilities of Named Fiduciaries	39

ARTICLE XIII	Amendment and Termination; Participation and Withdrawal by Employers; Plan Mergers	40
13.1	Authority to Amend or Terminate	40
13.2	Effect of Termination	40
13.3	Certain Employee Terminations	40
13.4	Participation by Employers	40
13.5	Withdrawal of a Participating Employer	41
13.6	Merger with Other Plans	41

ARTICLE XIV	General Provisions	42
14.1	Uniform Administration	42
14.2	Source of Payment	42
14.3	Payment of Expenses	42
14.4	No Right to Employment	42
14.5	Inalienability of Benefits	42
14.6	Payment Pursuant to a Qualified Domestic Relations Order	42
14.7	Payment Due an Incompetent	42
14.8	Notices	42
14.9	Multiple Capacities	42
14.10	Construction	42
14.11	Lost Participants	43

ARTICLE XV	Additional Limitations and Provisions	44
15.1	Application	44
15.2	Contributions Required by the Uniformed Services Employment and Reemployment Rights Act of 1994	45

ANNEX A	Special Provisions Relating to the Standard Electric Plan and Former Employees of Standard Electric	46

ANNEX B	Special Provisions Relating to the EESCO Plan and Former Employees of EESCO	49

ANNEX C	Special Provisions Relating to the Murco Plan and Former Employees of Murco	52

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ARTICLE I

Name and History of the Plan

1.1 Name of the Plan. WESCO Distribution, Inc. Retirement Savings Plan.

1.2 History of the Plan. The WESCO Distribution, Inc. Retirement Savings Plan (the “Plan”) was adopted effective February 28, 1994 in connection with the acquisition by the Company of the WESCO division of Westinghouse Electric Corporation on such date.

Effective February 9, 1996, the Company acquired all of the common stock of Standard Electric Company (“Standard Electric”). As a result of the acquisition, effective September 30, 1996 the Standard Electric Company Nonstandardized Prototype 401(k) Profit Sharing Plan, also known as the Standard Electric Company 401(k) Plan, was merged with the Plan. The Plan is the surviving and successor plan of the merger. Annex A to the Plan sets forth certain provisions that are applicable to employees who (1) were actively employed by Standard Electric immediately prior to the acquisition and (2) remained employees of Standard Electric or became employees of the Company, in either case immediately following and in connection with the acquisition.

Effective April 2, 1996, the Company acquired all of the common stock of EESCO, Inc. (“EESCO”). As a result of the acquisition, effective November 1, 1996 the EESCO, Inc. Performance Profit Sharing Plan was merged with the Plan. The Plan is the surviving and successor plan of the merger. Annex B to the Plan sets forth certain provisions that are applicable to employees who (1) were actively employed by EESCO immediately prior to the acquisition and (2) remained employees of EESCO or became employees of the Company, in either case immediately following and in connection with the acquisition.

Effective January 31, 1996, the Company acquired all of the common stock of Murco, Inc. (“Murco”). As a result of the acquisition, effective November 1, 1996 the Murco, Inc. 401(k) Profit Sharing Plan was merged with the Plan. The Plan is the surviving and successor plan of the merger. Annex C to the Plan sets forth certain provisions that are applicable to employees who (1) were actively employed by Murco immediately prior to the acquisition and (2) remained employees of Murco or became employees of the Company, in either case immediately following and in connection with the acquisition.

1.3 Amendment and Restatement. The Company hereby amends and restates the Plan, effective as of December 30, 2010, except as otherwise specified herein. The rights and obligations of each person covered by the Plan whose employment terminates prior to the effective date of the amendment and restatement of the Plan shall be determined in accordance with the terms of the Plan as in effect as of the date of his termination of employment.

The purpose of the Plan is to encourage eligible employees to save for retirement and to further their financial independence by affording them an opportunity to make systematic contributions to the Plan, supplemented by contributions made by the Company.

The Plan is intended to comply with the requirements of ERISA and with the qualification requirements of sections 401(a) and 401(k) of the Code. Furthermore, the Plan is intended to be a profit sharing plan that includes a qualified cash or deferred arrangement within the meaning of section 401(k) of the Code. Contributions may be made to the Plan without regard to current or accumulated profits of the Company.

ARTICLE II

Definitions and Construction

As used herein, the following capitalized terms shall have the respective meanings set forth below, unless the context clearly indicates a different meaning.

2.1 Accounts. means a Member’s Investment Account, Employer Contribution Account and Elective Deferral Contribution Account, including a separate Roth Contribution Account as provided in Section 5.3.2.

2.2 Acquisition. means the acquisition by the Company of substantially all of the assets of the WESCO division of Westinghouse on February 28, 1994.

2.3 Administrative Committee. means the Administrative Committee designated by the Board to administer, interpret and construe the Plan, as provided in Article XII.

2.4 After-Tax Contributions. means a Member’s after-tax contributions (1) to the Plan made in accordance with Section 4.1 and (2) if applicable, to the Prior Plan that have been transferred to the Plan in connection with the Acquisition.

2.5 Applicable Individual. means, for purposes of Section 6.6, any Participant, any alternate payee under a qualified domestic relations order who has an Account under the Plan and any Beneficiary of a deceased Participant.

2.6 Base Earnings. means all of a Covered Employee’s Earnings except for Bonus Earnings.

2.7 Basic Contributions. means the contributions of the Company made to the Plan pursuant to Section 5.1.1, determined monthly on the basis of the Eligible Contributions of Participants.

2.8 Beneficiary. means the person or persons designated by a Member in accordance with procedures established by the Administrative Committee from time to time to receive benefits under the Plan in the event of such Member’s death or, in the absence of an effective designation or if such designated person or persons shall have died, the Participant’s estate.

2.9 Board. means the Board of Directors of the Company.

2.10 Bonus Earnings. means that portion of a Covered Employee’s Earnings attributable to incentive compensation, including without limitation production bonuses and performance bonuses. Without limiting the generality of the foregoing, no part of a Covered Employee’s base salary, hourly wage, overtime pay, commissions or fringe benefits shall constitute Bonus Earnings.

2.11 Break in Service. means, with respect to an Employee, a Period of Severance of at least 12 consecutive months. However, (1) a Break in Service shall not be deemed to have commenced (and an Employee shall not be deemed to have incurred a Period of Severance) on account of a Maternity or Paternity Absence until the second anniversary of the date such Maternity or Paternity Absence commenced and (2) an Employee shall not be deemed to have incurred a Break in Service if he is absent from employment on a leave of absence approved by the Employer under uniform and nondiscriminatory rules or in military service required by law, provided the Employee returns to employment at the end of such leave of absence or within the period provided by law following his period of military service.

2.12 Code. means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

2.13 Commissioner. means the Commissioner of the Internal Revenue Service.

2.14 Committee. means each of (1) the Administrative Committee and (2) the Investment Committee.

2.15 Company. means WESCO Distribution, Inc.

2.16 Continuous Service. means an Employee’s period or periods of employment with an Employer used to determine that Employee’s eligibility to participate in the Plan, vested interest in the contributions of the Participating Employers and Discretionary Contributions pursuant to Section 5.1.2. Continuous Service shall include the number of years (including each month as 1/12th of a year and each partial month as a full month) contained in the period beginning on the Employee’s Employment Commencement Date or Reemployment Commencement Date and ending on the earlier of (1) the date the Employee quits, retires, is discharged or dies or (2) the date that is 12 months after the date the Employee is first absent from employment for any reason other than quit, retirement, discharge or death. The Continuous Service of an Employee who severs from service in accordance with (1) above, and who is reemployed by an Employer within 12 months of the date on which such Employee last performed an Hour of Service, shall include the period of time from the date of such severance from service to the date of such reemployment. Continuous Service shall not include any Continuous Service that preceded a Break in Service if the individual had no vested interest in the Plan at the time such Break in Service commenced and if the length of the Break in Service equals or exceeds the greater of (1) five years or (2) the period of Continuous Service with which the individual was credited on the first day of such Break in Service. The Continuous Service of an individual who incurs a Break in Service shall recommence on the Employee’s Reemployment Commencement Date and shall include Continuous Service thereafter, but shall not be aggregated with Continuous Service prior to such Break in Service unless the requirements of the preceding sentence are met and until such individual completes a period of Continuous Service of at least 12 consecutive months following his Reemployment Commencement Date.

Notwithstanding anything to the contrary, the Continuous Service of an Employee shall include the period from the date the Employee is determined to be Disabled pursuant to Section 2.19 until the earlier of (1) the date the Employee is determined to no longer be Disabled pursuant to Section 2.19 or (2) the date that is 24 months after the date the Employee is determined to be Disabled pursuant to Section 2.19.

Continuous Service of a Prior Westinghouse Employee shall include such Employee’s period of service recognized as of the closing date of the Acquisition under the terms of the Prior Plan. Such service recognized as Continuous Service hereunder shall continue uninterrupted and without break or duplication for his period of service with Westinghouse immediately before the closing of the Acquisition and with the Company immediately after the closing of the Acquisition.

Effective as of the closing of the Fife Acquisition, Continuous Service of an Employee who, immediately prior to the Fife Acquisition, was actively employed by Fife and who became an Employee of the Company immediately following and in connection with the Fife Acquisition shall include such Employee’s period of service recognized as of the closing date of the Fife Acquisition under the terms of the defined contribution plan of Fife in which such Employee was eligible to participate as of such date with the intent that such Employee’s service recognized as Continuous Service hereunder shall continue uninterrupted and without break or duplication for his period of service with Fife immediately before the closing of the Fife Acquisition and with the Company immediately after the closing of the Fife Acquisition.

Effective September 30, 1996, Continuous Service of an Employee who, immediately prior to the Standard Electric Acquisition, (1) was actively employed by Standard Electric and (2) remained an Employee of Standard Electric or became an Employee of the Company, in either case immediately following and in connection with the Standard Electric Acquisition, shall be determined in accordance with Annex A hereof.

Effective November 1, 1996, Continuous Service of an Employee who, immediately prior to the EESCO Acquisition, (1) was actively employed by EESCO and (2) remained an Employee of EESCO or became an Employee of the Company, in either case immediately following and in connection with the EESCO Acquisition, shall be determined in accordance with Annex B hereof.

Effective November 1, 1996, Continuous Service of an Employee who, immediately prior to the Murco Acquisition, was (1) actively employed by Murco and (2) remained an Employee of Murco or became an Employee of the Company, in either case immediately following and in connection with the Murco Acquisition, shall be determined in accordance with Annex C hereof.

2.17	Covered Employee. means an Employee of a Participating Employer (including any commission Employee of a Participating Employer), provided that:

(1) such Employee is not a participant who is currently accruing benefits under another qualified (under the Code or the Puerto Rico Internal Revenue Code) savings or profit sharing plan maintained by an Employer;

(2) the terms of such Employee’s employment by such Participating Employer are not the subject of a collective bargaining agreement unless such collective bargaining agreement expressly provides, in substance, that such Employee shall be a Covered Employee hereunder; and

(3) such Employee is not a Leased Employee or an Employee hired by a Participating Employer on a contract, temporary or casual basis.

To the extent permitted under the applicable provisions of sections 406 and 407 of the Code, the term “Covered Employee” as used herein shall also include any United States citizen who (1) is employed on a regular basis by a Participating Employer’s foreign subsidiary (but only if such foreign subsidiary is covered by an agreement entered into by such Participating Employer under section 3121(l) of the Code) or by a Participating Employer’s domestic subsidiary primarily engaged in business outside the United States and (2) is not covered under another funded type of deferred compensation plan (other than a plan maintained by such Participating Employer) maintained with respect to the remuneration paid to such citizen by such subsidiary.

2.18 Direct Rollover. means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

2.19 Disability. means a physical or mental condition for which the Member is receiving benefits under a long-term disability program sponsored by an Employer or for which the Member is receiving disability benefits under the Social Security Act.

2.20 Discretionary Contributions. means the contributions of Participating Employers made to the Plan pursuant to Section 5.1.2.

2.21 Distributee. means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse. A Distributee shall also include an individual who is a designated beneficiary of the Member (as defined in section 401(a)(9)(E) of the Code) and who is not the surviving spouse of the Member.

2.22 Earnings. means, for any period during part or all of which an individual shall have been a Covered Employee, the aggregate compensation paid to him by one or more Participating Employers for purposes of calculating contributions of Participating Employers pursuant to Section 5.1.1.

Earnings shall include all amounts paid in the form of salary and wages, overtime compensation, Elective Deferral Contributions, salary reduction contributions to any cafeteria plan maintained by an Employer, commissions, bonuses and any pre-tax transportation benefits provided to the Covered Employee by the Company. Earnings shall exclude any deferred compensation (except for deferred compensation actually received by a Participant and included in income under the Code) any other amounts of direct or indirect remuneration (whether in the form of contributions to, or benefits under, this Plan or any other public or private employee benefit plan, or in any other form) including, but not limited to, relocation allowance, mortgage interest payments (including gross-ups), expatriate compensation, automobile allowances, payments relating to short-term promotional programs (known as Spiff payments), any permanent separation allowance and WESCO flexible credits.

Earnings shall be limited to the first $245,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Earnings mean compensation during the Plan Year over which compensation is otherwise determined under the Plan (the “determination period”). The cost-of-living adjustment in effect for a calendar year applies to Earnings for the determination period that begins with or within such calendar year.

2.23 EESCO. means EESCO, Inc.

2.24 EESCO Acquisition. means the acquisition by the Company of all of the common stock of EESCO on April 2, 1996.

2.25 EESCO Plan. means the EESCO, Inc. Performance Profit Sharing Plan.

2.26 Effective Date. as amended and restated means December 30, 2010, except to the extent a different date is indicated in the text herein. The original Effective Date of the Plan means February 1, 1994.

2.27 Elective Deferral Contribution Account. means for any Member, that portion of the assets of the Trust Fund attributable to (1) the Participating Employer’s Elective Deferral Contributions made on behalf of such Member and (2) if applicable, Westinghouse’s Elective Deferral Contributions made on behalf of such Member to the Prior Plan that have been transferred to the Plan in connection with the Acquisition with Income thereon.

2.28 Elective Deferral Contribution. means for any Member, (1) that portion of the Participating Employer’s contributions to the Plan made at the instruction of such Member in accordance with Section 5.2 as part of a qualified cash or deferred arrangement within the meaning of section 401(k) of the Code, (2) that portion of the Participating Employer’s contributions to the Plan made in accordance with the automatic enrollment process as provided in Section 3.1 as part of a qualified cash or deferred arrangement within the meaning of section 401(k) of the Code and (3) if applicable, the Elective Deferral Contributions made by Westinghouse on behalf of such Member to the Prior Plan that have been transferred to the Plan in connection with the Acquisition. Pursuant to Section 5.3, and to the extent provided therein, Elective Deferral Contributions shall include Roth Contributions.

2.29 Eligible Contributions. means the sum of a Participant’s Elective Deferral Contributions and After-Tax Contributions not exceeding the percentage of the Participant’s Earnings specified from time to time by the Board or Retirement Plan Committee. Eligible Contributions shall not include catch-up contributions under Section 5.2.5.

2.30 Eligible Retirement Plan. means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, a qualified trust described in section 401(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan, and a Roth individual retirement account or annuity under section 408A of the Code that accepts the Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code. Eligible Retirement Plan shall mean, with respect to an individual who is a designated Beneficiary of the Member (as defined in section 401(a)(9)(E) of the Code) and who is not the surviving spouse of the Member, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code and a Roth individual retirement account or annuity under section 408A of the Code.

2.31 Eligible Rollover Distribution. means any distribution of all or any portion of the balance of a Member to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made for the life (or life expectancy) of such Distributee or the joint lives (or joint life expectancies) of such Distributee and such Distributee’s designated Beneficiary or for a specified period of ten years or more, any distribution to the extent such distribution is required under section 401(a)(9) of the Code, the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities) and any amount that is distributed on account of hardship.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions that are not includible in gross income. However, such portion may be transferred only to an individual account or annuity described in section 408(a) or (b) of the Code or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

2.32 Employee. means any person who is (1) paid through the Employer’s payroll system, (2) employed on a full-time (“full-time” meaning normally scheduled to work 1,000 or more hours per calendar year) basis by an Employer and (3) not classified as a temporary, casual, seasonal or contract employee; provided that any person employed on a part-time (“part-time” meaning normally scheduled to work fewer than 1,000 hours per calendar year) basis by an Employer or classified as a temporary, casual or seasonal employee shall become an “Employee” upon completing a Year of Eligibility Service.

Notwithstanding the foregoing, any individual who is not classified by the Employer as an “employee” on the Employer’s payroll records shall not be an “Employee.” If an individual who is not so classified is subsequently deemed to be an employee by any court, tribunal, administrative agency or other similar entity, the individual shall become an Employee for purposes of this Plan as of the date of such subsequent determination, rather than retroactively to his original date of hire by the Employer or Participating Employer.

2.33 Employer. means (1) a Participating Employer, (2) a corporation other than a Participating Employer that is a member of a controlled group of corporations (within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and (e)(3)(C) of the Code) of which any Participating Employer is a member, (3) a trade or business (whether or not incorporated) that is under common control (within the meaning of section 414(c) of the Code and the Treasury Regulations prescribed thereunder) with a Participating Employer or (4) a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes a Participating Employer.

2.34 Employer Contribution Account. means for any Member, that portion of the assets of the Trust Fund attributable to (1) a Participating Employer’s contributions made in accordance with Sections 5.1.1 and 5.1.2 and credited to such Member’s account and (2) contributions made by Westinghouse on such Member’s behalf to the Prior Plan (other than Elective Deferral Contributions) that have been transferred to the Plan in connection with the Acquisition, and any Income thereon.

2.35 Employment Commencement Date. means the date on which an Employee first performs an Hour of Service for an Employer.

2.36 ERISA. means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.37 Fife. means Fife Electric Company.

2.38 Fife Acquisition. means the acquisition by the Company of substantially all of the assets of Fife on August 31, 1995.

2.39 Highly Compensated Employee. means:

(1) any Employee (or Former Employee) of the Employer who, during the current calendar year or the preceding calendar year was at any time a 5% owner of the Employer within the meaning of section 416(i)(l) of the Code; or

(2) any Employee of the Employer who, during the preceding Plan Year received compensation from the Employer in excess of $110,000, or such higher amount as may be provided under section 414(q) of the Code.

For purposes of determining Highly Compensated Employees, compensation shall mean compensation paid by the Employer for purposes of section 415(c)(3) of the Code and shall include amounts deferred pursuant to sections 125, 132(f), 402(a)(8) and 402(h)(1)(8) of the Code.

2.40 Hour of Service. means each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer (or, in the case of a Prior Westinghouse Employee, was directly or indirectly paid or entitled to payment by Westinghouse), for performance of duties and for reasons other than performance of duties and includes regular time, overtime, vacation, holidays, sickness, disability, paid layoff and similar paid periods. Hours of Service shall be computed and credited in accordance with Department of Labor Regulation 2530.200(b)-2(a)(1).

2.41 Income. means earnings on investments, as well as all increases and decreases (whether realized or unrealized) in the value of securities, held in the Trust Fund.

2.42 Investment Account. means, for any Member, that portion of the assets of the Trust Fund attributable to such Member’s own contributions to the Plan (including Rollover Contributions and After-Tax Contributions) or, to the extent transferred to the Plan in connection with the Acquisition, to the Prior Plan, in any such case, other than his Elective Deferral Contributions.

2.43 Investment Committee. means the Investment Committee designated by the Board to have the investment responsibilities under the Plan, as provided in Article XII.

2.44 Investment Option. means, for purposes of Section 6.6, not less than three investment options, other than Company stock, to which an Applicable Individual may direct the proceeds from the divestment of Company stock pursuant to Section 6.6 that, together, constitute a broad range of investment alternatives within the meaning of Department of Labor Regulation 2550.404(c).

2.45 Key Employee. means (1) an officer of the Employer having annual Earnings greater than $160,000 in such Plan Year, as adjusted under section 415(c)(3) of the Code, (2) any 5% owner of the Employer and (3) any 1% owner of the Employer whose annual Earnings in any Plan Year is more than $150,000. The term Key Employee as of any determination date shall be applied to any Covered Employee, former Employee, Member, terminated Member or retired Member (or his spouse or Beneficiary) who was a Key Employee during the Plan Year (ending with the determination date). The determination of who is a Key Employee shall be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.46 Leased Employee. means any individual who is a leased employee as defined in section 414(n) of the Code, that is a person who is not an employee of the Employer and who provides services to the Employer where (1) such services are performed pursuant to an agreement between the Employer and any other person, (2) such person has performed such services for the Employer on a substantially full-time basis for a period of at least one year and (3) such services are performed under the primary direction or control of the Employer (or such other test as may be substituted for (3) in section 414(n)(2) of the Code). A leased employee shall not be considered an employee of the recipient if (1) such employee is covered by a money purchase plan providing (a) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement that are excludable from the employee’s gross income under section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code, (b) immediate participation and (c) full and immediate vesting and (2) leased employees do not constitute more than 20% of the recipient’s non-highly compensated workforce.

2.47 Maternity or Paternity Absence. means absence from work for any period by reason of (1) pregnancy of the Employee, (2) birth of a child to the Employee, (3) placement of a child with the Employee in connection with the adoption of such child or (4) caring for such child for a period immediately following such birth or placement.

2.48 Member. means a Participant or former Participant having an interest in the Trust Fund.

2.49 Murco. means Murco, Inc.

2.50 Murco Acquisition. means the acquisition by the Company of all of the common stock of Murco on January 31, 1996.

2.51 Murco Plan. means the Murco, Inc. 401(k) Profit Sharing Plan.

2.52 Non-Key Employee. means any Employee who is not a Key Employee, including an Employee who was formerly a Key Employee.

2.53 Normal Retirement Date. means the first of the month following the later of (1) the month during which the Member’s 65th birthday occurs or (2) the month during which the Member completes five years of Continuous Service.

2.54 Participant. means a Covered Employee who (1) is making contributions to the Plan for credit to his Investment Account or his Elective Deferral Account or (2) is eligible to receive contributions under Section 5.1.2 for credit to his Employer Contribution Account.

2.55 Participating Employer. means the Company or any subsidiary or affiliate thereof that, with the approval of the Administrative Committee or the Company, has adopted the Plan.

2.56 Period of Severance. means a continuous period of time during which an individual is not employed by an Employer. Such period begins on the earlier of (1) the date on which an employee quits, retires, is discharged or dies or (2) the first anniversary of the commencement of a continuous period of absence from employment for any reason other than quit, retirement, discharge or death. Such period ends on the day on which the individual again performs an Hour of Service for an Employer.

2.57 Plan. means the WESCO Distribution, Inc. Retirement Savings Plan set forth herein, as amended from time to time.

2.58 Plan Year. means the consecutive 12-month period beginning on December 30 and ending on December 29 of the following calendar year.

2.59 Prior Plan. means the Westinghouse Personal Savings Plan or the Westinghouse Personal Investment Plan, whichever is applicable with respect to a Participant, in each case, as in effect on February 28, 1994.

2.60 Prior Westinghouse Employee. means an Employee who, immediately prior to the Acquisition, was actively employed by Westinghouse and who became an Employee of the Company immediately following and in connection with the Acquisition provided that such Employee did not elect to retire from Westinghouse prior to March 1, 1994 pursuant to the terms of the Prior Plan or any other tax-qualified plan maintained by Westinghouse.

2.61 Reemployment Commencement Date. means the first day following a Break in Service on which an Employee performs an Hour of Service for an Employer.

2.62 Retirement. means the termination of employment of a Member at or after the later of (1) age 55 or (2) the date a Member has completed five years of Continuous Service; provided that such a termination of employment shall constitute “Retirement” for purposes of this Plan only, and shall not constitute “retirement” for purposes of any other employee pension or welfare benefit plan of the Employer, unless the terms of such other employee pension or welfare benefit plan provide otherwise.

2.63 Rollover Contributions. means a Member’s contributions to the Plan made in accordance with Section 4.4 and credited to such Member’s Investment Account under the Plan.

2.64 Roth Contributions. means elective deferrals that are (1) designated irrevocably by the Member at the time of the cash or deferred election as Roth Contributions that are being made in lieu of all or a portion of the Elective Deferral Contributions the Member is otherwise eligible to make under the Plan and (2) treated by the Employer as includible in the Member’s income at the time the Member would have received those amounts in cash if the Member had not made a cash or deferred election.

2.65 Roth Contribution Account. means, for any Member, that portion of the assets of the Trust Fund attributable to the Participating Employer’s Roth Contributions made on behalf of such Member.

2.66 Standard Electric. means Standard Electric Company.

2.67 Standard Electric Acquisition. means the acquisition by the Company of all of the common stock of Standard Electric on February 9, 1996.

2.68 Standard Electric Plan. means the Standard Electric Company Nonstandardized Prototype 401(k) Profit Sharing Plan, also known as the Standard Electric Company 401(k) Plan.

2.69 Trust Agreement. means the agreement referred to in Article IX, which agreement forms a part of the Plan.

2.70 Trust Fund. means the trust fund established and maintained under the Plan, to which contributions of the Participating Employers and Members are paid, and from which disbursements under the Plan are made, as provided for herein.

2.71 Trustee. means the entity acting at any time as trustee under the Trust Agreement.

2.72 Valuation Date. means each day on which the New York Stock Exchange is open for business.

2.73 WESCO International Pooled Stock Fund. means a fund invested and reinvested principally in common stock of the Company; provided that quarterly dividend payments on common stock of the Company shall be reinvested in this fund.

2.74 Westinghouse. means Westinghouse Electric Corporation, now known as CBS.

2.75 Year of Eligibility Service. means, with respect to an Employee, a 12-month period beginning on the date the Employee performs his first Hour of Service, and each Plan Year beginning thereafter during which such Employee completes 1,000 or more Hours of Service.

2.76 Gender and Number. Wherever appropriate, the masculine pronoun, as used herein, shall include the feminine, and the singular shall include the plural. Articles herein are identified by Roman numerals, Sections herein are identified by Arabic numerals separated by one decimal point and subsections herein are identified by Arabic numerals separated by two decimal points. Any reference to a Section that comprises two or more subsections shall be deemed to include a reference to all such subsections collectively.

ARTICLE III

Participation, Membership and Vesting

3.1 Participation. Subject to the provisions of Section 3.3, a Covered Employee shall become a Participant, and any former Participant who is a Covered Employee shall be reinstated as a Participant, as soon as administratively practicable after becoming a Covered Employee.

Notwithstanding the foregoing, any Covered Employee who, immediately prior to the Acquisition, was actively participating in the Prior Plan, shall automatically become a Participant herein immediately following the closing of the Acquisition. Unless any such Covered Employee elects otherwise in accordance with rules established by the Administrative Committee, the rate of such Employee’s contributions to the Plan shall be the rate in effect with respect to such Employee as of the closing of the Acquisition under the Prior Plan, subject to the limitations set forth in Sections 4.1.1 and 5.2.

Notwithstanding the foregoing, any Covered Employee who, immediately prior to the Standard Electric Acquisition, EESCO Acquisition or Murco Acquisition was actively participating in the Standard Electric Plan, EESCO Plan or Murco Plan, respectively shall become a Participant herein in accordance with the provisions of Annex A, B and C, respectively.

Notwithstanding the foregoing, a Covered Employee shall automatically become a Participant herein as of the date on which Discretionary Contributions made in accordance with Section 5.1.2 are credited to the Employer Contribution Account with respect to such Covered Employee.

Prior to the date a current or future Covered Employee becomes a Participant under the Plan, the Administrative Committee shall provide a written notice to the Covered Employee that shall indicate that 3% of the Covered Employee’s Earnings shall be deferred and contributed to the Plan as Elective Deferral Contributions pursuant to Section 5.2 for the current and future Plan Years, unless the Covered Employee elects within 21 days from the date of the notice and before Earnings are available to the Covered Employee either not to defer Earnings or to defer a larger or smaller percentage of Earnings in accordance with Section 5.2.1 or 5.3. The Elective Deferral Contributions (other than Roth Contributions) for current and future Plan Years for all Participants in the Plan with a current aggregate Elective Deferral Contribution (including Roth Contributions) and After-Tax Contribution rate at or between 1% and 5% shall be increased by 1% each September 1 until their aggregate Elective Deferral Contribution (including Roth Contributions) and After-Tax Contribution equals 6%. Each increase shall occur unless the Participant elects, within 21 days from the date of the notice (as described in this Section), either not to defer Earnings or to defer a larger or smaller percentage of Earnings in accordance with Section 5.2.1 or 5.3.

A Participant may elect to make Elective Contributions at different rates for Base Earnings and Bonus Earnings, subject to the overall limitations described elsewhere in this Plan. Notwithstanding the foregoing, all automatic Elective Contributions and automatic Elective Contribution increases shall be based on the Participant’s overall Earnings.

3.2 Membership. Each Covered Employee who becomes a Participant shall thereupon also become a Member, and his membership shall continue until his Accounts have been distributed in full to him or to his Beneficiary or have been so distributed in part and forfeited in remaining part in accordance with the provisions of the Plan.

3.3 Cessation of Participation.

3.3.1 Cessation of Participation. A Member shall cease to be a Participant upon the occurrence of the latest of the following:

(a) his voluntary suspension of contributions, pursuant to Section 4.2;

(b) the involuntary suspension of his contributions, pursuant to Section 15.2;

(c) his ceasing to be eligible to receive Discretionary Contributions, pursuant to Section 5.1.2; or

(d) his ceasing to be a Covered Employee, whether by reason of Disability, Retirement, transfer to employment by an Employer other than a Participating Employer or other termination of his employment by a Participating Employer.

3.3.2 Reemployment. If a Covered Employee terminates employment prior to becoming a Participant but after he has completed the eligibility requirements of Section 2.17, upon the Covered Employee’s reemployment he shall commence participation in the Plan on the first day of the month following the date of such reemployment with Elective Deferral Contributions pursuant to Section 5.2 at the rate of 3% of Earnings, unless the Covered Employee elects either not to defer Earnings or to defer a larger or smaller percentage of Earnings as provided in Section 5.2. Such election may be made in accordance with procedures established by the Administrative Committee.

If a Member terminates his employment, upon his reemployment he shall resume his participation in the Plan with Elective Deferral Contributions pursuant to Section 5.2 at the rate of 3% of Earnings, unless the Member elects either not to defer Earnings or to defer a larger or smaller percentage of Earnings as provided in Section 5.2. Such election may be made in accordance with procedures established by the Administrative Committee.

If an Employee who is in an ineligible group of Employees thereafter transfers to a group of Covered Employees as described in Section 2.17, such Employee shall commence participation in the Plan on the first day of the month following such transfer, if such Employee has satisfied the eligibility requirements of Section 2.17. Such Covered Employee shall participate with Elective Deferral Contributions (other than Roth Contributions) pursuant to Section 5.2 at the rate of 3% of Earnings, unless the Covered Employee elects either not to defer Earnings or to defer a larger or smaller percentage of Earnings as provided in Section 5.2. Such election may be made in accordance with procedures established by the Administrative Committee.

3.4 Vesting.

3.4.1 General Rule. A Member’s interest in his Investment Account, Elective Deferral Contribution Account and the portion of such Member’s Employer Contribution Account attributable to contributions to the Prior Plan shall at all times be fully vested. Subject to the provisions of Sections 3.4.2, 13.2 and 13.3, the portion of a Member’s Employer Contribution Account attributable to contributions of the Participating Employers attributable to Plan Years beginning on or after December 30, 2007 shall become vested in accordance with the following table:

Years of Continuous Service	Vesting Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5 or more	100%

Notwithstanding the foregoing, the portion of a Member’s Employer Contribution Account attributable to contributions of the Participating Employers attributable to Plan Years beginning on or after December 30, 2002 but before December 29, 2007 shall become vested in accordance with the following table:

Years of Continuous Service	Vesting Percentage
Less than 2	0%
2	20%
3	40%
4	66%
5 or more	100%

Notwithstanding the foregoing, the portion of a Member’s Employer Contribution Account attributable to contributions of the Participating Employers attributable to Plan Years beginning before December 30, 2002 shall become vested in accordance with the following table:

Years of Continuous Service	Vesting Percentage
Less than 3	0%
3	33%
4	66%
5 or more	100%

Notwithstanding any of the foregoing provisions of this Section 3.4.1, if a Member receives a distribution of part but less than all of the vested portion of his Employer Contribution Account, he shall at all times and under all circumstances thereafter continue to have a vested interest in the undistributed part of such vested portion.

Any Employee who is actively employed by the Employer on June 4, 1998, shall at all times be fully (100%) vested in his Investment Account, Elective Deferral Contribution Account and the Member’s interest in his Employer Contribution Account.

3.4.2 Special Provisions. Notwithstanding the provisions of Section 3.4.1, a Member’s interest in his Employer Contribution Account shall become fully vested no later than the termination of his status as an Employee by reason of his death, Disability or Retirement.

3.5 Forfeitures. If a Member terminates employment with an Employer, his Employer Contribution Account shall be forfeited as of such day except to the extent that his interest therein is vested as of such day in accordance with the provisions of Section 3.4. Any amount so forfeited shall no longer remain credited to the Employer Contribution Account of such Member, but shall be allocated in the manner prescribed below. A Member who terminates employment with the Employer when he has no vested interest in his Employer Contribution Account shall be deemed to have immediately forfeited such account at his termination of employment.

Notwithstanding any of the foregoing provisions of this Section 3.5, if any portion of the Employer Contribution Account of a Member is forfeited, such portion shall be restored to the account of the Member if such Member (1) becomes a Participant before his Break in Service includes five consecutive Plan Years and (2) within the period provided under section 411(a)(7)(C) of the Code, repays to the Plan for his account the full amount of any distribution made to him on account of his termination of employment. No portion of the restored amount shall vest until the Participant has completed a period of Continuous Service of at least 12 consecutive months after reemployment.

As soon as practicable following a forfeiture, an amount equal to the aggregate value of all interests in the Trust Fund that have been forfeited may be (1) allocated to the Employer Contribution Accounts of all Members who are entitled to a restoration in accordance with this Section 3.5, (2) applied to reduce future contributions of the Participating Employers to the Trust Fund, (3) applied to pay Plan expenses and (4) to the extent of any excess for each Plan Year, allocated to the Employer Contribution Accounts of all Covered Employees based on the ratio that each such Covered Employee’s Compensation for the Plan Year bears to the Compensation of all Covered Employees for the Plan Year.

If the amount of forfeitures applied under this Section 3.5 to the Employer Contribution Accounts of Members entitled to a restoration in accordance with this Section 3.5 is not sufficient to provide for all restorations required under this Section 3.5, the applicable Participating Employer or Participating Employers shall make a further contribution to the Plan to the extent of the difference.

3.6 Special Transitional Rules in Connection with the Acquisition. The Plan was adopted by the Company effective as of February 28, 1994 in connection with the Acquisition. It is the intent of the following transitional rules that the Plan be interpreted as assuring the uninterrupted continuation of a defined contribution plan for Prior Westinghouse Employees who, immediately prior to the closing of the Acquisition, were eligible to participate in the Prior Plan. Notwithstanding the foregoing statement, the Company reserves the right to amend the Plan as provided herein so long as no such amendment adversely affects benefits accrued by such Prior Westinghouse Employees prior to the later of the effective date or the date of adoption of such amendment. Therefore, notwithstanding any provision of this Plan to the contrary, each Prior Westinghouse Employee who was, immediately prior to February 28, 1994, a participant in the Prior Plan shall, as of such date, be a Participant in this Plan. For purposes of determining eligibility to participate and vesting, Continuous Service shall include all periods of employment that would have been taken into account in computing such service for purposes of eligibility and vesting under the Prior Plan as in effect immediately before the Acquisition, provided that the such service of any Employee who elected to retire from Westinghouse prior to March 1, 1994, pursuant to the terms of the Prior Plan or any other tax-qualified plan maintained by Westinghouse, shall not be taken into account in computing Continuous Service under the Plan.

ARTICLE IV

Contributions by Participants

4.1 After-Tax Contributions.

4.1.1 Rate of After-Tax Contribution. A Participant’s After-Tax Contribution rate shall be a whole number percentage that, when added to the rate of the Elective Deferral Contributions made at his direction in accordance with Section 5.2, (a) shall not be less than 1% of his Earnings and (b) shall not be more than 50% of his Earnings. Each Covered Employee who is eligible to participate in the Plan may elect an After-Tax Contribution rate, and the rate so elected shall continue in effect throughout his participation in the Plan unless and until it is changed by him in accordance with the following provisions of this Section 4.1.1. A Participant may elect to make After-Tax Contributions at different rates for Base Earnings and Bonus Earnings, provided that each rate cannot exceed 50% of his Base Earnings or 50% of his Bonus Earnings.

A Participant may change his After-Tax Contribution rate at any time by specifying the new After-Tax Contribution rate in accordance with procedures established by the Administrative Committee. Any such change in the Participant’s After-Tax Contribution rate shall be effective as soon as administratively practicable after the election is made.

4.1.2 Amount of After-Tax Contribution. The After-Tax Contributions of a Participant shall be made by payroll deduction and shall be determined for each pay period by multiplying the After-Tax Contribution rate then in effect for him by his Earnings for such period.

4.2 Voluntary Suspensions.

4.2.1 Notice Required. A Participant may suspend his After-Tax Contributions, or direct the Participating Employer to suspend his Elective Deferral Contributions, at any time in accordance with procedures established by the Administrative Committee. Any such suspension shall become effective as soon as administratively practicable after the election to suspend is made.

4.2.2 Reinstatement. Any Member who has elected to suspend After-Tax and Elective Deferral Contributions and who wishes to begin such After-Tax or Elective Deferral Contributions once again may do so, if he is then a Covered Employee, in accordance with procedures established by the Administrative Committee. Such reinstatement of After-Tax or Elective Deferral Contributions shall become effective as soon as administratively practicable after the election to reinstate is made.

4.3 Involuntary Suspensions Upon Termination of Covered Employment. A Participant’s After-Tax and Elective Deferral Contributions shall automatically be suspended upon his ceasing to be a Covered Employee. Any such former Participant may elect to resume his participation in the Plan, if he is again a Covered Employee, in accordance with procedures established by the Administrative Committee in accordance with Section 3.1. Such change shall be effective as soon as administratively practicable after such election is made.

4.4 Rollover Contributions and Transfers. The Plan shall accept Employee rollover contributions or direct rollovers of distributions made after December 31, 2002 from the types of plans specified below.

(1) The Plan shall accept a direct rollover of an Eligible Rollover Distribution from:

(a) a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions;

(b) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; or

(c) an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(2) The Plan shall accept an Employee contribution of an Eligible Rollover Distribution from:

(a) a qualified plan described in section 401(a) or 403(a) of the Code;

(b) an annuity contract described in section 403(b) of the Code; or

(c) an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(3) The Plan shall accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code or a Roth individual retirement account or annuity under section 408A of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

ARTICLE V

Employer Contributions

5.1 Participating Employer Contributions.

5.1.1 Basic Contributions. Each Participating Employer may make Basic Contributions under the Plan. The amount of Basic Contributions for a pay period in respect of each Participant shall, subject to the provisions of Articles X and XI, be equal to the percentage, specified from time to time by the Board or Retirement Plan Committee, of the amount of the Eligible Contributions of such Participant for such pay period; provided that Basic Contributions shall first be applied to Elective Deferral Contributions made on behalf of a Participant. Basic Contributions may be made in cash or in kind including, but not limited to, common stock of the Company or any successor thereto or its subsidiaries, and such other stocks, bonds, securities or other property as may be permitted by the terms of the Trust Agreement.

5.1.2 Discretionary Contributions. For each Plan Year, at the discretion of the Board, a Participating Employer may make annual Discretionary Contributions under the Plan. If a Discretionary Contribution is authorized, unless the Board specifies otherwise, any such Discretionary Contributions shall be allocated to the Employer Contribution Accounts of Covered Employees based on each such Covered Employee’s Earnings for the Plan Year and a point score that is the sum of the Covered Employee’s age and years of Continuous Service as of the last day of the applicable Plan Year as follows:

Point Scale = Sum of Age and Continuous Service (In Whole Years and Not Rounded Upward) as of the Last Day of the Applicable Plan Year	Discretionary Contributions as a Percentage of Earnings for Plan Year
Between 18-30	1.0%
Between 31-55	3.0%
Between 56-78	5.0%
Equal to or Greater Than 79	7.0%

Notwithstanding anything to the contrary, if prior to the last day of the Plan Year a Covered Employee terminates his employment by reason of Retirement, Disability or death and a Discretionary Contribution is awarded for such Plan Year, such Covered Employee or his Beneficiary shall be eligible to receive a pro rata portion of such Discretionary Contribution based on such Covered Employee’s Continuous Service and Earnings for such Plan Year. Solely for purposes of this Section 5.1.2, Retirement shall mean retirement under this Plan and all other plans sponsored by the Company.

5.2 Elective Deferral Contributions.

5.2.1 Rate of Elective Deferral Contributions. Each Participating Employer shall, at the direction of a Participant, make contributions under the Plan of amounts deferred from the Participant’s Earnings in accordance with section 401(k) of the Code. Each Participant may direct the Employer to make Elective Deferral Contributions at a rate that, when added to the rate of the After-Tax Contributions made in accordance with Section 4.1.1, (a) shall not be less than 1% of his Earnings and (b) shall not be more than 50% of his Earnings. Each Covered Employee may direct the Employer to make Elective Deferral Contributions on his behalf at different rates for Base Earnings and Bonus Earnings, provided that each rate cannot exceed 50% of his Base Earnings or 50% of his Bonus Earnings.

The total amount of a Participant’s Elective Deferral Contributions shall not exceed the maximum amount permitted to be contributed to the Plan in any calendar year on a tax deferred basis pursuant to section 402(g)(5) of the Code ($16,500 for the calendar year commencing January 1, 2010) and such maximum amount shall be deemed to be automatically adjusted (without the necessity for an amendment to the Plan) to the full extent permitted or required under section 402(g)(5) of the Code or any regulation promulgated thereunder. The rate of a Participant’s Elective Deferral Contributions for any Plan Year shall not exceed the maximum percentage of Earnings indicated above for such Plan Year. The rate so elected shall continue in effect throughout a Participant’s participation in the Plan unless and until it shall have been changed by him in accordance with the following provisions of this Section 5.2.1. A Participant may change his Elective Deferral Contribution rate at any time by specifying the new Elective Deferral Contribution rate in accordance with procedures established by the Administrative Committee. Any such change in the Participant’s Elective Deferral Contribution rate shall be effective as soon as administratively practicable after the Participant makes the election to change.

5.2.2 Amount of Elective Deferral Contributions. The Elective Deferral Contributions made for a Participant shall be made by payroll deduction and shall be determined for each pay period by multiplying the Elective Deferral Contribution rate then in effect for him by his Earnings for such period.

5.2.3 Distribution of Excess Elective Deferral Contributions. Notwithstanding any other provision of the Plan, Excess Elective Deferral Contributions and Income allocable thereto through the end of the Plan Year in which the Excess Contributions are made shall be distributed no later than each April 15 to Participants who allocate Excess Elective Deferral Contributions to the Plan for the preceding calendar year.

For purposes of this Section 5.2.3, the term “Excess Elective Deferral Contributions” shall mean the amount of Elective Deferral Contributions for a calendar year that the Participant allocates to the Plan pursuant to the claims procedure set forth below. The Participant’s claim shall be in writing, shall be submitted to the Administrative Committee no later than March 1 of the calendar year following the calendar year for which the Participant makes a claim under this Section, shall specify the Participant’s Excess Elective Deferral Contributions for such preceding calendar year and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Elective Deferral Contributions, when added to amounts deferred under other plans or arrangements described in section 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed by section 402(g) of the Code for the year in which the Elective Deferral Contributions were made. In the event tax-deferred contributions on behalf of a Participant to the Plan and to any other plan of the Employer exceed the amount permissible under section 402(g) of the Code for any calendar year, the Participant shall be deemed to have made an election under this Section 5.2.3 to receive a distribution of the amount of such excess.

The Excess Elective Deferral Contributions distributed to a Participant with respect to a calendar year shall be adjusted for any income or loss allocable thereto through the end of the calendar year in which the Excess Elective Deferral Contributions are made.

5.2.4 Limitations on Elective Deferral Contributions. For Members who are Highly Compensated Employees for a Plan Year, the average of the ratios of (a) the Elective Deferral Contributions made on behalf of each such Member during the Plan Year to (b) the total Earnings for such Member (the “Deferral Ratio”) may not exceed the average of the Deferral Ratios in the current Plan Year for each Member who is not a Highly Compensated Employee multiplied by the greater of (i) two, provided that the average Deferral Ratio (expressed as a percentage) for Members who are Highly Compensated Employees may not exceed the average Deferral Ratio (expressed as a percentage) for all other Members by more than two percentage points or (ii) 1.25.

Should neither of these two tests be met, the Administrative Committee may, in its discretion (a) on or before March 15 of the calendar year following the calendar year in which neither of the two tests is met, recharacterize portions of the Elective Deferral Contributions of the Highly Compensated Employees as After-Tax Contributions made by such Participants in accordance with Section 4.1 solely for purposes of this Section 5.2.4 and for purposes of determining the taxation of such contributions to the Highly Compensated Employees (such contributions to continue to be treated as Elective Deferral Contributions for purposes of Article VIII), (b) order a reduction or suspension in Elective Deferral Contributions of the Highly Compensated Employees for the balance of that Plan Year, to be accomplished by establishing a reduced new maximum rate for the Elective Deferral Contributions of the affected Participants, (c) on or before the last day of the calendar year following the calendar year in which neither of the two tests is met, authorize the Company to make additional contributions that shall be treated for all purposes of the Plan as Qualified Nonelective Contributions (within the meaning set forth in Section 11.3.6) and that shall be allocated to the Account Employees who (i) were Participants as of the last day of the month for which such contributions are made and (ii) are not Highly Compensated Employees as of the end of the Plan Year in which neither of the two tests is met (“Non-Highly Compensated Employees”) or (d) on or before the last day of the calendar year following the calendar year in which neither of the two tests is met, distribute a portion of the Elective Deferral Contributions, and any Income allocable thereto through the end of the Plan Year for which such distribution is made, of the Highly Compensated Employees to such Employees. Distributions shall be made from Elective Deferral Contributions other than Roth Contributions.

If the Company elects to make Qualified Nonelective Contributions for a Plan Year pursuant to clause (c) of the preceding paragraph, the Company’s Qualified Nonelective Contributions shall be made as follows:

(i) The Company shall make a Qualified Nonelective Contribution on behalf of Non-Highly Compensated Employee(s) with the lowest Deferral Ratio for such Plan Year, up to the limitations set forth in section 415 of the Code and Section 10.2 of the Plan, to the extent necessary to cause the Plan to satisfy the limitations set forth in this Section 5.2.4.

(ii) If, after the foregoing allocation, the limitations set forth in Section 5.2.4 are not satisfied, the Company shall continue to make contributions in the manner set forth in (i) above to the Non-Highly Compensated Employee(s) with the next lowest Deferral Ratio for such Plan Year until such limitations are satisfied.

Notwithstanding the foregoing, an allocation of Qualified Nonelective Contributions for any Non-Highly Compensated Employee for any Plan Year may be taken into account for purposes of the tests set forth in this Section 5.2.4 for such Plan Year only if such Qualified Nonelective Contributions, when expressed as a percentage of such Non-Highly Compensated Employee’s Earnings for such Plan Year, do not exceed the greater of 5% or two times the Plan’s Representative Contribution Rate for such Plan Year. The “Representative Contribution Rate” for a Plan Year is the lowest contribution rate (Qualified Nonelective Contributions taken into account for purposes of this Section 5.2.4 or Article XI, as applicable, for such Plan Year divided by Earnings for such Plan Year) among a group of Non-Highly Compensated Employees that is half of all the eligible Non-Highly Compensated Employees under the Plan (or the lower contribution rate among eligible Non-Highly Compensated Employees under the Plan who are employed on the last day of the Plan Year, if greater).

For purposes of this Section 5.2.4, the Deferral Ratio of each Highly Compensated Employee who is eligible to participate in two or more plans maintained by the Employer containing a cash or deferred arrangement described in section 401(k) of the Code shall be determined as if all such plans were one plan.

Excess Elective Deferral Contributions shall be calculated and distributed according to the following procedures:

(A) The Ratio Leveling Method. The total dollar amount of excess Elective Deferral Contributions is determined by reducing Elective Deferral Contributions on behalf of Highly Compensated Employees in the order of their Deferral Ratios, beginning with the highest Deferral Ratio and continuing until the actual deferral percentage test is satisfied.

(B) The Dollar Leveling Method. The amount determined in (A) above is reduced beginning with the Highly Compensated Employee with the highest dollar amount of Elective Deferral Contributions to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Elective Deferral Contributions and continuing in succeeding order of the Highly Compensated Employees until all Excess Elective Deferral Contributions are accounted for as determined in (A).

(C) Each Highly Compensated Employee shall receive a distribution of their portion of Excess Elective Deferral Contributions determined in (B) above.

If these distributions are made, the Plan is treated as satisfying the nondiscrimination test of section 401(k)(3) of the Code regardless of whether the Plan would satisfy the provisions of section 401(k)(3) of the Code following such distributions.

The above procedure is used for the purposes of recharacterizing excess Elective Deferral Contributions under section 401(k)(8)(A)(ii) of the Code.

For purposes of section 401(m)(9) of the Code, if a corrective distribution of excess Elective Deferral Contributions has been made, or a recharacterization has occurred, the average Deferral Ratio for the Highly Compensated Employees is deemed to be the largest amount permitted under section 401(k)(3) of the Code.

5.2.5 Catch-Up Contributions. All Covered Employees who have attained age 50 before the close of a calendar year shall be eligible to make catch-up contributions for such calendar year in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3),401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

5.3 Roth Contributions.

5.3.1 General Application. Effective March 1, 2010, the Plan shall accept Roth Contributions made on behalf of a Member. A Member’s Roth Contributions shall be allocated to a separate Account maintained for such deferrals, as described in Section 5.3.2. Unless specifically stated otherwise, Roth Contributions shall be treated as Elective Deferral Contributions for all purposes under the Plan.

5.3.2 Separate Accounting.

(a) Contributions and withdrawals of Roth Contributions shall be credited and debited to the Roth Contribution Account maintained for each Member.

(b) The Plan shall maintain a record of the amount of Roth Contributions in each Member’s Account.

(c) Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Member’s Roth Contributions Account and the Member’s other Accounts under the Plan.

(d) No contributions other than Roth Contributions and properly attributable Income shall be credited to each Member’s Roth Contribution Account.

5.3.3 Direct Rollovers.

(a) Notwithstanding Section 8.7, a Direct Rollover of a distribution from a Roth Contribution Account under the Plan shall only be made to another Roth contribution account under an applicable retirement plan described in section 402A(e)(1) of the Code or to a Roth individual retirement account or annuity described in section 408A of the Code, and only to the extent the rollover is permitted under the rules of section 402(c) of the Code.

(b) Notwithstanding Section 4.4, the Plan shall accept a Rollover Contribution to a Roth Contribution Account only if it is a direct rollover from another Roth contribution account under an applicable retirement plan described in section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of section 402(c) of the Code.

(c) The Plan shall not provide for a Direct Rollover (including an automatic rollover) for distributions from a Member’s Roth Contribution Account if the amount of the distributions that are Eligible Rollover Distributions is reasonably expected to total less than $200 during a year. In addition, any distribution from a Member’s Roth Contribution Account is not taken into account in determining whether distributions from a Member’s other Accounts are reasonably expected to total less than $200 during a year.

5.3.4 Correction of Excess Contributions. In the case of a distribution of excess contributions to a Highly Compensated Employee, the excess contributions shall be made first from Elective Deferral Contributions (other than Roth Contributions) and then from Roth Contributions.

5.4 Contributions for Participants Only. Except as otherwise provided in Sections 5.1 and 5.2, (1) a Participating Employer shall make no contributions in respect of any Member who is not a Participant or who in any pay-period receives no Earnings and (2) a Participating Employer shall not make contributions in respect of any Member for any period during which the Covered Employee is not making Eligible Contributions.

Notwithstanding anything to the contrary, a Participating Employer may make Discretionary Contributions under Section 5.1.2 to the Employer Contribution Account of a Covered Employee, whether or not such Covered Employee is a Member and whether or not such Member is making Eligible Contributions.

ARTICLE VI

Investment of Contributions and Investment Funds

6.1 Investment of Contributions of Members and Participating Employers.

6.1.1 Investment Options. Contributions to a Member’s Accounts shall be invested in one or more investment options determined by the Investment Committee in increments of 1%, in accordance with the Member’s election. Such investment options shall include the WESCO International Pooled Stock Fund. The Investment Committee may change or terminate the existing investment options or establish additional investment options at any time.

Notwithstanding anything to the contrary, if a Member has not made an investment election, such Member shall be deemed to have elected to have any Accounts invested in a default fund selected by the Investment Committee.

6.1.2 Automatic Enrollment Default. Upon a Member’s automatic enrollment as provided in Section 3.1, if the Member has not filed an initial investment election as provided in Section 6.2, the 3% automatic deferral shall be invested in the default fund selected by the Investment Committee unless the Member elects either not to defer Earnings or to direct the investment of the deferral into another investment option as provided in Section 6.2. Such election may be made in accordance with procedures established by the Administrative Committee.

6.2 Change of Investment Elections Permitted. At the time the Covered Employee becomes a Member under the automatic enrollment provisions under Section 3.1, he shall have an opportunity to file an investment election in the manner provided by the Administrative Committee. Such initial investment election shall remain in effect until changed by the Covered Employee in accordance with this Section 6.2. A Member shall be permitted to change his investment elections with respect to future contributions to the Plan at any time in accordance with procedures established by the Administrative Committee. Any such change in investment election shall become effective as soon as administratively practicable.

6.3 Transfers Among Investment Options. With respect to the assets held in a Member’s Accounts, a Member may transfer assets from one investment option to another investment option at any time in accordance with procedures established by the Administrative Committee. Any such transfer among investment options shall become effective as soon as administratively practicable after the Member elects to make such transfer.

6.4 Investment of Rollover and Transfer Contributions. Amounts transferred or rolled over to the Trust Fund on behalf of a Participant in accordance with Section 4.4 or 5.3.3 shall be invested in the investment funds specified under Section 6.1.1 in accordance with the Member’s current investment election.

6.5 Investment of Income Received on Contributions of Members and Participating Employers. Dividends and other earnings attributable to the investment funds specified under Section 6.1.1 shall be invested in the respective funds; provided that dividends attributable to common stock of the Company underlying the WESCO International Pooled Stock Fund shall be reinvested in the WESCO International Pooled Stock Fund.

6.6 Diversification.

(1) To the extent not otherwise provided by the Plan, each Applicable Individual shall be entitled to direct the Plan to divest any Company stock in which his Elective Deferral Contribution Account or After-Tax Contributions in his Accounts are invested and to reinvest an equivalent amount in other Investment Options.

(2) To the extent not otherwise provided by the Plan, each Applicable Individual who is (a) a Participant who has completed at least three years of Continuous Service, (b) an alternate payee who has an Account under the Plan with respect to such a Participant or (c) a Beneficiary of a deceased Participant shall be entitled to direct the Plan to divest any Company stock in which his Employer Contribution Account is invested and to reinvest an equivalent amount in other Investment Options.

(3) Notwithstanding any other provision of the Plan, the Plan shall not impose restrictions or conditions with respect to the investment of Company stock that are not imposed on the investment of other assets of the Plan. A restriction or condition with respect to the investment of Company stock is a restriction on an individual’s right to divest an investment in Company stock that is not imposed on an investment that is not Company stock or a benefit that is conditioned on investment in Company stock. This Section 6.6(3) shall not apply to any restriction or condition that is either required to ensure compliance with applicable securities laws or reasonably designed to ensure compliance with applicable securities laws. Notwithstanding the foregoing, the Plan may (a) limit the extent to which an individual’s Account balance can be invested in Company stock, provided that the limitation applies without regard to a prior exercise of rights to divest Company stock, (b) impose reasonable restrictions on the timing and number of investment elections that an individual can make to invest in Company stock, provided that the restrictions are designed to limit short-term trading in Company stock, (c) impose fees on other Investment Options that are not imposed on the investment in Company stock, (d) impose a reasonable fee for the divestment of Company stock, (e) allow transfers to be made into or out of a stable value or similar fund more frequently than into or out of a Company stock fund, (f) provide for transfers out of a qualified default investment alternative within the meaning of Department of Labor Regulation 2550.404c-5(e) more frequently than out of a fund invested in Company stock and (g) prohibit any further investment in Company stock (other than dividends paid on Company stock under the Plan, which are reinvested in Company stock).

(4) The Plan shall not be treated as failing to meet the requirements of this Section 6.6 merely because the Plan limits the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly.

(5) This Section 6.6 is intended to comply with the requirements of section 401(a)(35) of the Code and Treasury Regulation 1.401(a)(35)-1 and shall be interpreted and applied in accordance therewith.

ARTICLE VII

Individual Accounts and Valuation

7.1 Deposit and Crediting of Contributions. All After-Tax and Rollover Contributions by Participants shall be deposited in the Trust Fund and credited to their respective Investment Accounts. All Elective Deferral Contributions by Participating Employers shall be deposited in the Trust Fund and credited to the Elective Deferral Contribution Account (including the separate Roth Contribution Account) of the Participant at whose direction the Elective Deferral Contributions were made. After-Tax and Elective Deferral Contributions by Participants shall be deposited in the Trust Fund as soon as they can reasonably be segregated from the general assets of the Participating Employer, but no later than the 15th business day of the month following the month the Contributions would otherwise have been paid to the Participants. Basic and Discretionary Contributions by Participating Employers shall be deposited in the Trust Fund as soon as administratively practicable following the end of the Plan Year, but not later than the due date for the Participating Employer’s tax return for such Plan Year with respect to which such Basic or Discretionary Contribution is awarded and in which all such Basic or Discretionary Contributions shall be credited to the Members’ Employer Contribution Accounts as provided in Section 5.1.

7.2 Trust Fund Account. The Administrative Committee shall maintain or cause to be maintained in a uniform manner records that shall accurately reflect at all times the interest of each Member in the Trust Fund resulting from all contributions thereto and Income thereon, transfers between investment funds and distributions from the Trust Fund. Such records shall clearly distinguish among a Member’s Investment Account, his Elective Deferral Contribution Account (including the separate Roth Contribution Account) and his Employer Contribution Account.

7.3 Valuation of the Trust Fund. As of each Valuation Date, the net value of each investment fund shall be computed. The net value shall be determined by valuing the assets of each investment fund at their then fair market value, plus income accrued on the assets, if any, adding thereto all uninvested cash in the fund, and deducting therefrom any liabilities due or accrued.

7.4 Disbursements. As of each date on which disbursements resulting from payments or withdrawals under the terms of the Plan are made from an investment fund, the Member’s interest in such fund shall be reduced accordingly.

7.5 Member Statements. At least once each quarter, the Administrative Committee shall furnish or cause to be furnished to each Member a statement of the value of the amounts credited to his Investment Account, Elective Deferral Contribution Account (including the separate Roth Contribution Account) and Employer Contribution Account.

ARTICLE VIII

Plan Payments

8.1 Terminated Member.

8.1.1 Terminated Member. In the event a Member terminates employment other than by reason of his Retirement, Disability or death, the following shall apply:

(a) If the total value of such Member’s Investment Account, Elective Deferral Contribution Account (excluding the separate Roth Contribution Account) and the vested portion of his Employer Contribution Account does not exceed $5,000, a total distribution of those Accounts shall be made automatically to such Member as soon as practicable following such termination. If the total value of such Member’s Roth Contribution Account does not exceed $5,000, a total distribution of the Member’s Roth Contribution Account shall be made automatically to such Member as soon as practicable following such termination.

(b) If the total value of such Member’s Investment Account, Elective Deferral Contribution Account (excluding the separate Roth Contribution Account) and the vested portion of his Employer Contribution Account exceeds $5,000, such Member may elect to receive a total distribution or may elect to leave such Accounts in the Plan. If the total value of such Member’s Roth Contribution Account exceeds $5,000, such Member may elect to receive a total distribution or may elect to leave his Roth Contribution Account in the Plan. If he elects to leave his Accounts in the Plan, such Member may continue to invest his Accounts in accordance with Article VI. Amounts that remain in the Plan must be withdrawn in one lump sum only by such Member no later than his Normal Retirement Date; no partial distribution shall be permitted, except as otherwise provided in this Article VIII.

(c) In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of (a) above, if the Member does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a Direct Rollover or to receive the distribution directly in accordance with (a) above, then the Administrative Committee shall pay the distribution in a Direct Rollover to an individual retirement plan designated by the Investment Committee or, in the case of a distribution from the Member’s Roth Contribution Account, a Roth individual retirement account or agreement designated by the Investment Committee. There may be a custodial fee charged on the individual retirement plan or Roth individual retirement account or annuity that is commensurate with fees charged on other similar accounts.

8.1.2 Time of Distribution. Unless a Member elects otherwise, distribution of benefits shall begin no later than the 60th day after the latest of the close of the Plan Year in which:

(a) a Member attains age 65;

(b) occurs the tenth anniversary of the year in which the Member commenced participation in the Plan; or

(c) the Member terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Member and his spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit.

8.2 Retired Member. In the event that a Member terminates employment by reason of his Retirement, the following shall apply:

(a) The Member may elect an immediate distribution of his Accounts. If he elects an immediate distribution, such Accounts shall be distributed to him as soon as practicable after the date of his Retirement.

(b) The Member may elect to defer receipt of his Accounts until such time as he elects to receive his Accounts in whole in accordance with the procedures established by the Administrative Committee. In no event, however, may he defer receipt of his payment beyond the April 1 following the calendar year in which he attains age 70 1/2 or he retires, if later.

8.3 Disability. A Member who terminates employment by reason of Disability shall be treated for the purpose of this Article VIII as though he were retired on the date he terminated employment by reason of Disability and he shall be entitled to the same options set forth in Section 8.2.

8.4 Death.

8.4.1 In the event of a Member’s termination of employment by reason of his death, Retirement or Disability, the following shall apply:

(a) If the total value of his Accounts does not exceed $5,000, a total distribution shall be made automatically to his designated Beneficiary as soon as practicable.

(b) If the total value of his Accounts exceeds $5,000, his designated Beneficiary may elect a total distribution or may elect to leave the Accounts in the Plan. If the designated Beneficiary elects to leave the Accounts in the Plan, the payout options that are available to a retired Member in accordance with Section 8.2 shall be available to the designated Beneficiary.

8.4.2 In the event of the death of a Member who terminated employment other than by reason of his Retirement, Disability or death, a total distribution shall be made automatically to the designated Beneficiary as soon as practicable.

8.5 Additional Requirements Regarding Distributions.

8.5.1 The provisions of this Section 8.5 shall apply for purposes of determining required minimum distributions for Distribution Calendar Years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 Distribution Calendar Year that are made on or after April 17, 2002.

8.5.2 Required minimum distributions for 2002 under this Section 8.5 shall be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 8.5 equals or exceeds the required minimum distributions determined under this Section 8.5, then no additional distributions shall be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 8.5 is less than the amount determined under this Section 8.5, then required minimum distributions for 2002 on and after such date shall be determined so that the total amount of required minimum distributions for 2002 made to the distributee shall be the amount determined under this Section 8.5.

8.5.3 The requirements of this Section 8.5 shall take precedence over any inconsistent provisions of the Plan.

8.5.4 All distributions required under this Section 8.5 shall be determined and made in accordance with the regulations under section 401(a)(9) of the Code.

8.5.5 Notwithstanding the other provisions of this Section 8.5, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

8.5.6 Time and Manner of Distribution.

(a) The Member’s entire interest shall be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(b) If the Member dies before distributions begin, the Member’s entire interest shall be distributed, or begin to be distributed, no later than as follows:

(i) If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, then distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(ii) If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, then distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(iv) If the Member’s surviving spouse is the Member’s sole Designated Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this Section 8.5.6(b), other than Section 8.5.6(b)(i), shall apply as if the surviving spouse were the Member.

For purposes of this Section 8.5.6(b) and Section 8.5.8, unless Section 8.5.6(b)(iv) applies, distributions are considered to begin on the Member’s Required Beginning Date. If Section 8.5.6(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.5.6(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.5.6(b)(i)), the date distributions are considered to begin is the date distributions actually commence.

(c) Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with Sections 8.5.7 and 8.5.8. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the regulations thereunder.

8.5.7 Required Minimum Distributions During Member’s Lifetime.

(a) During the Member’s lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:

(i) the quotient obtained by dividing the Member’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation 1.401(a)(9)-9, using the Member’s age as of the Member’s birthday in the Distribution Calendar Year; or

(ii) if the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s spouse, the quotient obtained by dividing the Member’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation 1.401(a)(9)-9, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the Distribution Calendar Year.

(b) Required minimum distributions shall be determined under this Section 8.5.7 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

8.5.8 Required Minimum Distributions After Member’s Death.

(a) Death On or After Date Distributions Begin.

(i) If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:

(A) The Member’s remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(B) If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(ii) If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(i) If the Member dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account Balance by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in Section 8.5.8(a).

(ii) If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(iii) If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole Designated Beneficiary and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.5.6(b)(i), this Section 8.5.8(b) shall apply as if the surviving spouse were the Member.

8.5.9 Temporary Waiver for 2009. Effective for Plan Years beginning after December 31, 2008:

(a) Notwithstanding any other provision of the Plan, the amount otherwise required to be distributed to a Member or Beneficiary pursuant to this Section 8.5 for the 2009 Distribution Calendar Year is not required to be distributed.

(b) Notwithstanding any other provision of the Plan, distribution to the Beneficiary of a Member who dies before required minimum distributions under section 401(a)(9) of the Code have commenced and whose Beneficiaries do not receive distributions commencing within one year of the Member’s death in accordance with section 401(a)(9)(B)(iii) of the Code shall be made within five years after the date of such Participant’s death in accordance with section 401(a)(9)(B)(ii) of the Code, provided that such five-year period shall be determined without regard to calendar year 2009.

8.5.10 Definitions.

(a) Designated Beneficiary means the individual who is designated as the Beneficiary under Section 2.8 and is the designated beneficiary under section 401(a)(9) of the Code and Treasury Regulation 1.401(a)(9)-1, Q&A-4.

(b) Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 8.5.4. The required minimum distribution for the Member’s first Distribution Calendar Year shall be made on or before the Member’s required beginning date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

(c) Life Expectancy means life expectancy as computed by use of the Single Life Table in Treasury Regulation 1.401(a)(9)-9.

(d) Member’s Account Balance means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (“valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(e) Required Beginning Date means April 1 of the year following the year in which the terminated Member attains age 70 1/2 or retires, whichever is later.

8.6 Form of Distributions. All distributions pursuant to Section 8.1, 8.2, 8.3, 8.4 or 8.5 shall be made in cash; provided that, with respect to assets invested in the WESCO International Pooled Stock Fund, a Member or Beneficiary, as the case may be, may elect to receive single lump sum distributions in shares of common stock of the Company, and the cash value of any partial shares of such common stock. Such election may be made in accordance with procedures established by the Administrative Committee.

8.7 Eligible Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 8.7, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

8.8 Withdrawals by Members. The provisions of this Section 8.8 apply to withdrawals from all Members’ Accounts. A Member who is an Employee may request a withdrawal in accordance with procedures established by the Administrative Committee; the Trustee shall process such withdrawal request as soon as administratively practicable. A Member may make one withdrawal of any type described in this Section 8.8 during a six calendar month period. Subject to Section 8.8.3, to the extent that a particular type of contribution or Account is available for withdrawal or loan, withdrawals under this Section 8.8 and loans under Section 8.9 generally shall be made from particular types of contributions or accounts in the following order:

(1) first, After-Tax Contributions contributed to the Prior Plan prior to January 1, 1987, and the earnings thereon;

(2) second, After-Tax Contributions contributed to the Plan or the Prior Plan from and after January 1, 1987, and the earnings thereon;

(3) third, Rollover Contributions and the earnings thereon;

(4) fourth, Elective Deferral Contributions other than Roth Contributions and the earnings thereon;

(5) fifth, the portion of the Employer Contribution Account attributable to contributions made by Westinghouse on such Member’s behalf to the Prior Plan;

(6) sixth, the vested portion of the Employer Contribution Account attributable to contributions of Participating Employers in accordance with Section 5.1; and

(7) seventh, Roth Contributions and the earnings thereon.

Amounts shall be withdrawn from Accounts in the order specified in the preceding sentence. No amount shall be withdrawn under any clause until all amounts available for withdrawal under the preceding clause have been withdrawn. The amount of any withdrawal shall be obtained from each investment fund (as described in Section 6.1) in the same proportion as the value of the Member’s interest in each investment fund immediately preceding such withdrawal bears to the total value of the Accounts from which the withdrawal is taken; provided that a Member may not make a hardship withdrawal described in Section 8.8.3 from the WESCO International Pooled Stock Fund.

8.8.1 Non-Hardship Withdrawals. In accordance with this Section 8.8, a Member who has at least five years of Continuous Service may withdraw, for any reason, all or a portion of his Employer Contribution Account, except for any Discretionary Contributions and the Income thereon. In accordance with this Section 8.8, a Member who has less than five years of Continuous Service may withdraw all or a portion of his (a) Investment Account attributable to contributions other than Eligible Contributions and Income thereon that have been contributed to the Plan less than two years prior to the date of withdrawal and (b) Employer Contribution Account attributable to contributions made by Westinghouse on such Member’s behalf to the Prior Plan.

8.8.2 Age 59 1/2 Withdrawals. In accordance with this Section 8.8, a Member who has attained the age of 59 1/2 may withdraw all or part of his Accounts not previously withdrawn for any reason.

8.8.3 Hardship Withdrawals. In accordance with this Section 8.8, a Member who believes he is suffering hardship may request a withdrawal from his Accounts in accordance with this Section 8.8.3 in the following order:

(a) first, After-Tax Contributions contributed to the Prior Plan prior to January 1, 1987 and the earnings thereon;

(b) second, After-Tax Contributions contributed to the Plan or the Prior Plan from and after January 1, 1987 and the earnings thereon;

(c) third, Rollover Contributions and the earnings thereon;

(d) fourth, the portion of the Employer Contribution Account attributable to contributions made by Westinghouse on such Member’s behalf to the Prior Plan;

(e) fifth, the vested portion of the Employer Contribution Account attributable to contributions of Participating Employers in accordance with Section 5.1;

(f) sixth, the lesser of (i) the value of the Elective Deferral Contribution Account (excluding Roth Contributions) and (ii) the principal amount of such Member’s Elective Deferral Contributions, excluding Roth Contributions; and

(g) seventh, the lesser of (i) the value of the Roth Deferral Contribution Account and (ii) the principal amount of such Member’s Roth Contributions.

Amounts shall be withdrawn from Accounts in the order specified in the preceding sentence. No amount shall be withdrawn under any clause until all amounts available for withdrawal under the preceding clause have been withdrawn. Requests for withdrawals pursuant to this Section 8.8.3 shall be resolved by the Trustee as directed or in accordance with guidelines established by the Administrative Committee in accordance with the applicable guidelines issued by the Internal Revenue Service under section 401(k) of the Code. For purposes of this Section 8.8.3, “hardship” shall mean an immediate and heavy financial need that may not be satisfied from other resources that are reasonably available to the Member. The following events shall be deemed to constitute a hardship for purposes of this Section 8.8.3, provided that the Member certifies to the Trustee on a form approved by the Trustee that the Member does not have any other reasonably available financial resources:

(a) expenses for (or necessary to obtain) medical care that would be deductible by the Member or the Member’s spouse, children, dependents or primary Beneficiary under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b) the cost of purchasing or preserving the principal residence of the Member, excluding mortgage payments;

(c) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member or the Member’s spouse, children, dependents (as defined in section 152 of the Code, without regard to sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code) or primary Beneficiary;

(d) the cost of preventing the Member’s eviction from, or foreclosure on the mortgage of, the Member’s principal residence;

(e) payments for burial or funeral expenses for the Member’s deceased parent, spouse, children, dependents (as defined in section 152 of the Code and without regard to section 152(d)(1)(B) of the Code) or primary Beneficiary; or

(f) expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

Each time a Member applies for a hardship withdrawal pursuant to this Section 8.8.3, he must submit documentation to substantiate the withdrawal as required by the Administrative Committee, including, but not limited to, a statement that acknowledges that his situation cannot be relieved by any of the following:

(a) the proceeds from an insurance policy;

(b) the reasonable liquidation of the Member’s assets;

(c) the discontinuance of the Member’s contributions under the Plan; or

(d) other distributions, other than hardship distributions, or nontaxable loans from this or any other plan or by borrowing from commercial sources on reasonable terms.

In the case of a partial withdrawal made by a Member having an interest in more than one investment fund (as described in Section 6.1), the amount withdrawn from each investment fund shall be in the same proportion as the value of his interest in each investment fund immediately preceding such withdrawal bears to the total value of the accounts listed above; provided that withdrawals pursuant to this Section 8.8.3 may not be made from the WESCO International Pooled Stock Fund. A Member who receives a distribution on account of hardship shall be prohibited from making of Elective Deferral and After-Tax Contributions under this Plan and all other plans of the Employer for six months after receipt of the distribution.

8.9 Loans.

8.9.1 Eligibility and Election. A Member who is an Employee may request a loan from his Accounts, except for any amounts attributable to Discretionary Contributions and the Income thereon, under the Plan in accordance with this Section 8.9.

To request a loan, such Member may request an application in accordance with procedures established by the Administrative Committee and must submit a written application therefor to the Administrative Committee, specifying the amount and term of the loan, authorizing repayment of such loan through payroll deduction and containing such other information as may be requested by the Administrative Committee. All loans shall be evidenced by the Member’s promissory note in the form prescribed by the Administrative Committee. Such note shall include an assignment of the Member’s interest in that portion of the Account or Accounts from which the loan amount is withdrawn as security for such loan and the direction of the Member to the Participating Employer to withhold from his compensation such amount as is required to repay the loan by level payments over the term thereof. Notwithstanding anything to the contrary, a Member’s interest in his Employer Contribution Account attributable to Discretionary Contributions, and any Income thereon, may be used as collateral for a loan under this Section 8.9.

8.9.2 Loan Amount. The minimum amount of any loan shall be $1,000. Any loan in excess of $1,000 may be made in multiples of $100 only. In no event shall the amount of any loan exceed the lesser of (a) $50,000, less the Member’s highest loan balance outstanding at any time during the 12 month period immediately preceding the Member’s application for a loan or (b) one-half of the value of all vested assets credited to the Member’s various Accounts under this Plan, determined as of the date the loan is made.

8.9.3 Term of Loan. A Member shall be permitted to elect the term for repayment of any loan hereunder in six-month increments provided that the minimum term for any loan shall be six months and the maximum term for any loan shall be five years.

8.9.4 Interest. For each calendar month, the Administrative Committee shall establish a reasonable rate of interest that shall be applied to loans from time to time under the Plan and generally shall equal the monthly prime interest rate in effect with PNC Bank plus 1%. Loan repayments shall be based on the interest rate in effect for the calendar month in which the Member initially requests the loan.

8.9.5 Number of Loans. A Member may make no more than one loan from the Plan in any calendar year and may have only two loans outstanding at any one time. Loans shall be available to all Members on a non-discriminatory basis.

8.9.6 Source of Loan Amount and Distribution. To effect a loan, the Administrative Committee shall direct the Trustee to liquidate and distribute to the Member an amount in cash equal to the principal amount of the loan and shall charge the amount of such distribution from the Member’s Accounts in the order specified in Section 8.8. Loans shall be permitted from funds invested in the WESCO International Pooled Stock Fund; however, shares of common stock in such fund shall be liquidated first and the proceeds deposited in and disbursed from the default fund selected by the Investment Committee prior to the date the loan amount is distributed to the Member. The amount of any such loan shall be obtained from each investment fund (as described in Section 6.1) in the same proportion as the value of the Member’s interest in each investment fund immediately preceding the loan bears to the total value of the accounts from which the loan is taken.

8.9.7 Repayment. Repayment of a loan shall be by payroll deductions. A Member who has an outstanding loan at the time of any authorized leave of absence shall be permitted to make installment payments in cash or to make other arrangements for loan repayment as determined by the Administrative Committee. The Administrative Committee may, in its sole discretion, permit a Member to suspend repayment of the loan for up to 12 months for any period during which the Member is on an authorized leave of absence without pay or with reduced pay that is less than the required loan repayments. Upon the Member’s return to employment (or after the end of the 12-month period, if earlier), the Member may resume payments in the same amount as before the leave, with the full balance due upon expiration of the repayment period, or by reamortizing the outstanding loan over the remaining period of such loan to make up for the missed payments. A reamortized loan may extend beyond the original loan term so long as the loan is paid in full by the date that is five years from the original date of the loan and the payment amounts after the suspension period are not less than before the suspension.

A Member who has an outstanding loan at the time of any absence from employment due to a qualified military service, as defined in section 414(u) of the Code, shall have his loan payments suspended for any period during which he is absent due to qualified military service. Upon the Member’s return to employment, loan payments shall recommence under the amortization schedule in effect prior to the Member’s military leave, without regard to the five-year maximum loan repayment period. A reamortized loan may extend beyond the original loan term so long as the loan is paid in full by the date that is five years from the original date of the loan plus the length of the suspension period.

In the event of the termination of a Member’s employment with the Employer for any reason, any outstanding loan shall be due and payable in full within 60 days following such Member’s date of termination or otherwise as determined by the Administrative Committee. A Member shall be entitled at any time to prepay, without penalty, the total outstanding balance on any loan granted under the Plan. In accordance with rules established by the Administrative Committee, a Member also shall be permitted at any time to make partial prepayment, without penalty, of the outstanding balance on any loan granted under the Plan. During the repayment period, the principal paid shall reduce the Member’s loan balance and shall be allocated, on a pro-rata basis, to the respective Accounts from which the loan was taken. All loan repayments shall be invested in investment funds in accordance with the Member’s investment election in effect at the time of such repayment. In the event the Member does not have a current investment election in effect, loan repayments shall be invested in the default fund selected by the Investment Committee.

ARTICLE IX

Trust Agreement and Trust Fund

9.1 Trust Agreement. The Company has entered into the Trust Agreement with the Trustee, providing for the administration of the Trust Fund, in such form and containing such provisions as the Company has deemed appropriate, including, but not by way of limitation, provisions with respect to the powers and authority of the Trustee, the right of the Company to discharge or replace the Trustee at any time, the authority of the Company to amend or terminate the Trust Agreement and to settle the accounts of the Trustee on behalf of all persons having an interest in the Trust Fund, and a provision that it shall be impossible at any time prior to the satisfaction of all liabilities under the Plan with respect to Members and their Beneficiaries for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Members and their Beneficiaries. The Trust Agreement shall be a part of the Plan, and the rights and duties of any person under the Plan shall be subject to all applicable terms and provisions of the Trust Agreement.

9.2 Trust Fund. The Trust Fund shall be held by the Trustee, pursuant to the terms of the Trust Agreement, for the exclusive purposes of providing benefits to Members and their Beneficiaries and defraying reasonable expenses of administering the Plan to the extent such expenses are not paid by the Participating Employers, and no person shall have any interest in or right to any part of the earnings of the Trust Fund, or any right in or to any part of the assets thereof, except as and to the extent expressly provided in the Plan and in the Trust Agreement.

ARTICLE X

Limitations on Amounts Allocated to Accounts

10.1 Special Definitions. For purposes of this Article X, the following capitalized terms shall have the following respective meanings:

10.1.1 Annual Addition means, for any Member with respect to any Plan Year, the sum of:

(a) an amount equal to the aggregate of (i) all allocations of Basic Contributions and Elective Deferral Contributions made on behalf of such Member for such Plan Year, (ii) all allocations of forfeitures to such Member’s Employer Contribution Account for such Plan Year and (iii) all amounts allocated to the account of such Member in respect of forfeitures, and in respect of contributions made by one or more members of the WESCO Group, under all defined contribution plans other than this Plan;

(b) the aggregate of all contributions other than rollover amounts, rollover contributions or eligible rollover distributions (as such terms are defined in section 402, 403 or 408 of the Code) made by such Member for such Plan Year under this Plan and all other defined contribution plans including amounts, if any, allocated to an individual medical account, as defined in section 415(1)(2) of the Code, that is part of a pension or annuity plan maintained by the WESCO Group, and amounts, if any, attributable to post-retirement medical benefits allocated to the account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code; and

(c) amounts described in sections 415(1)(1) and 419A(d)(2) of the Code.

Annual Additions shall not include restorative payments as defined under Treasury Regulation 1.415(c)-1(b)(2)(ii)(C).

10.1.2 Compensation means compensation as defined in section 415(c)(3) of the Code, including (a) amounts paid after an Employee’s severance from employment with the Employer, provided that the amounts are paid by the later of 2 1/2 months after severance from employment or the end of the Plan Year that includes the date of severance from employment and the amounts paid would have been otherwise included in the definition of Covered Compensation if they were paid prior to the Employee’s severance from employment with the Employer, (b) amounts paid to an Employee to the extent excludible from the Employee’s gross income on account of the location of the services or because all amounts paid by the Employer with respect to the Employee are excluded from gross income, provided, however, that such amounts shall not be treated as Covered Compensation to the extent they are not effectively connected to the conduct of a trade or business in the United States and (c) amounts includible in the gross income of the Employee under the rules of section 409A or 457(f)(1)(A) of the Code or because the amounts are constructively received by the Employee. Compensation shall exclude (a) any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service that is otherwise included in the Annual Addition of a Member or (b) any amount otherwise included in the Annual Addition of a Member under section 415(l)(1) of the Code.

For purposes of applying the limitations of this Article X, the annual Compensation of each Member shall not exceed $245,000, as adjusted for cost-of-living increases in accordance with section 401(a)17(B) of the Code. Annual Compensation means Compensation as defined in this Section 10.1.2 during the limitation year. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the limitation year that begins with or within such calendar year.

10.1.3 WESCO Group means the Company and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code as modified by section 415(h) of the Code) or affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code. The limitation in this Article X shall also apply to any defined contribution plan maintained by a predecessor employer to the extent provided by Treasury Regulation 1.415(f)-1(c).

10.2 Annual Limitation. Notwithstanding any other provision of the Plan, the aggregate of all amounts allocated to a Member’s Employer Contribution Account for any Plan Year in respect of Basic Contributions and forfeitures, plus the amount of Elective Deferral Contributions for such Plan Year, shall not exceed such amount as would cause the Annual Addition for such Member with respect to such Plan Year to exceed in value the lesser of (1) $49,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or (2) 100% of the Member’s Compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year. The compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition.

ARTICLE XI

Limitations on After-Tax Contributions and Employer Contributions

11.1 Limitations on Contributions.

11.1.1 Limitations. Effective January 1, 1997, each Plan Year the Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for the current Plan Year for Eligible Participants who are not Highly Compensated Employees for the Plan Year multiplied by the greater of (a) two, provided that the Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for Eligible Participants who are not Highly Compensated Employees by more than two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee or (b) 1.25.

11.1.2 Participation in Multiple Plans. For purposes of this Article XI, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make After-Tax Contributions or to receive Basic Contributions or Elective Deferral Contributions, if Elective Deferral Contributions are taken into account under Section 11.1.1, allocated to his account under two or more plans described in section 401(a) of the Code or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if all such contributions were made under a single plan.

11.1.3 Plan Aggregation. In the event that this Plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then this Article XI shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

11.2 Correction Methodology. Should neither of the tests set forth in Section 11.1.1 be met in a Plan Year, prior to the close of the next succeeding Plan Year the Administrative Committee may, in its discretion, (1) authorize the Company to make additional contributions that shall be treated for all purposes under the Plan as Qualified Nonelective Contributions and that shall be allocated to the Accounts of Participants who (a) are active Participants as of the last day of the month for which such Contributions are made and (b) are not Highly Compensated Employees as of the end of the year in which neither of the two tests is met or (2) distribute a portion of the After-Tax Contributions or, if Elective Deferral Contributions are taken into account under Section 11.1.1, a portion of such Elective Deferral Contributions, and any Income allocable thereto through the end of the Plan Year for which such distribution is made, or the nonforfeitable portion of any Basic Contributions, and any Income allocable thereto through the end of the Plan Year for which such distribution is made, of the Highly Compensated Employees to such employees. To the extent Eligible Contributions are distributed pursuant to (2) above, the nonforfeitable portion of any Basic Contribution made with respect to such Eligible Contributions shall be distributed to the applicable Highly Compensated Employee, and the forfeitable portion of such Basic Contributions shall be forfeited, subject to the allocation provisions of Section 3.5.

If the Company elects to make Qualified Nonelective Contributions for a Plan Year pursuant to the preceding paragraph, the Company’s Qualified Nonelective Contributions shall be made as follows:

(1) The Company shall make a Qualified Nonelective Contribution on behalf of the Non-Highly Compensated Employees (with the lowest Contribution Percentage for such Plan Year, up to the limitations set forth in section 415 of the Code and Section 10.2 of the Plan, to the extent necessary to satisfy the limitations in this Article XI.

(2) If, after the foregoing allocation, the limitations in this Article XI are not satisfied, the Company shall continue to make contributions in the manner set forth in (1) above to the Non-Highly Compensated Employee(s) with the next lowest Contribution Percentage for such Plan Year until such limitations are satisfied.

Notwithstanding the foregoing, an allocation of Qualified Nonelective Contributions for any Non-Highly Compensated Employee for any Plan Year may be taken into account for purposes of the tests set forth in this Article XI for such Plan Year only if such Qualified Nonelective Contributions, when expressed as a percentage of such Non-Highly Compensated Employee’s Earnings for such Plan Year, do not exceed the greater of 5% or two times the Plan’s Representative Contribution Rate for such Plan Year. The “Representative Contribution Rate” for a Plan Year is the lowest contribution rate (Qualified Nonelective Contributions taken into account for purposes of Section 5.2.4 and this Article XI, as applicable, for such Plan Year divided by Earnings for such Plan Year) among a group of Non-Highly Compensated Employees under the Plan (or the lower contribution rate among eligible Non-Highly Compensated Employees under the Plan who are employed on the last day of the Plan Year, if greater).

The amount of excess aggregate contributions for a Plan Year shall be determined only after first determining the excess contributions that are treated as employee contributions due to recharacterization, if applicable.

Excess aggregate contributions shall be calculated and distributed according to the following procedures:

(a) The Ratio Leveling Method. The total dollar amount of excess aggregate contributions is determined by reducing excess Basic and After-Tax Contributions on behalf of Highly Compensated Employees in the order of their Contribution Percentages, beginning with the highest of such percentages and continuing until the limitations set forth in Section 11.1.1 are satisfied.

(b) The Dollar Leveling Method. The amount determined in (a) above is reduced, beginning with the Highly Compensated Employee with the highest dollar amount of Basic and After-Tax Contributions, to equal the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Basic and After-Tax Contributions and continuing in succeeding order of the Highly Compensated Employees until all excess Basic and After-Tax Contributions are accounted for as determined in (a).

(c) Each Highly Compensated Employee shall receive a distribution of his portion of excess Basic and After-Tax Contribution determined in (b) above.

If these distributions are made, the Actual Contribution Percentage is treated as meeting the nondiscrimination test of section 401(m)(2) of the Code regardless of whether the Average Contribution Percentage, if recalculated after distribution, would satisfy the provisions of section 401(m)(2) of the Code.

For purposes of section 401(m)(9) of the Code, if a corrective distribution of excess Basic and After-Tax Contributions has been made, the Average Contribution Percentage for the Highly Compensated Employees is deemed to be the largest amount permitted under section 401(m)(2) of the Code.

11.3	Definitions. For purposes of this Article XI, the following capitalized terms shall have the following respective meanings:

11.3.1 Actual Contribution Percentage (ACP) means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

11.3.2 Compensation has the meaning specified in section 414(s) of the Code.

11.3.3 Contribution Percentage means the ratio (expressed as a percentage) of the sum of the After-Tax Contributions, Basic Contributions and, in the discretion of the Administrative Committee, Elective Deferral Contributions under the Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant’s Compensation for the Plan Year.

11.3.4 Eligible Participant means any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Employee Contributions, Elective Deferral Contributions or Basic Contributions allocated to his account for the Plan Year.

11.3.5 Employee Contributions mean contributions to the Plan made by a Participant during the Plan Year and shall not include Elective Deferral Contributions.

11.3.6 Qualified Nonelective Contributions means contributions (other than Basic, Discretionary and Elective Deferral Contributions) made by the Company and allocated to Participants’ Accounts that the Participant may not elect to receive in cash until distributed from the Plan, that are 100% vested and nonforfeitable when made, and that are not distributable to Participants or their Beneficiaries earlier than the earliest of (a) separation from service, death or Disability of the Participant, (b) attainment of age 59 1/2 by the Participant, (c) termination of the Plan without establishment of a successor plan, (d) the sale to an entity that is not an Employer of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed or (e) the sale to an entity that is not an Employer of an Employer’s interest in a subsidiary with respect to a Participant who continues employment with such subsidiary.

ARTICLE XII

Plan Administration

12.1 Establishment of the Administrative Committee. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Administrative Committee (the “Administrative Committee”) of not less than three nor more than seven persons appointed from time to time by the Board of Directors of the Company to serve at its pleasure. Any member of the Administrative Committee may resign by delivering his written resignation to the Company and the secretary of the Administrative Committee. The Administrative Committee shall be the Plan Administrator (within the meaning of section 3 of ERISA and section 414(g) of the Code) with such authority, responsibilities and obligations as ERISA and the Code grant to and impose upon persons so designated. For the purposes of ERISA, the Administrative Committee shall be a “named fiduciary” under the Plan.

12.2 Establishment of the Investment Committee. The responsibility for the formulation of the general investment practices and policies of the Plan and its related Trust Fund and for effectuating such practices and policies shall be placed in the Investment Committee (the “Investment Committee”) of not less than three nor more than seven persons appointed from time to time by the Board of Directors of the Company to serve at its pleasure. Any member of the Investment Committee may resign by delivering his written resignation to the Company and the secretary of the Investment Committee. For purposes of ERISA, the Investment Committee shall be a “named fiduciary” under the Plan.

12.3 Organization of the Committees. The members of each Committee shall elect a chairman from their number, and shall also elect a secretary who may be but need not be one of the members of the Committee. No member of a Committee who is also an Employee receiving regular compensation as such shall receive any compensation for his services as a member of such Committee. No bond or other security shall be required of any member of a Committee in any jurisdiction. No member of a Committee shall, in such capacity, act or participate in any action directly affecting his own Investment Account, Elective Deferral Contribution Account or Employer Contribution Account other than an action that affects the Investment Accounts, Elective Deferral Contribution Accounts or Employer Contribution Accounts of Members generally.

12.4 Powers of the Administrative Committee. The powers of the Administrative Committee shall include, but are not limited to, the following:

(1) appointing such committees with such powers as it shall determine, including an Executive Committee to exercise all powers of the Administrative Committee between meetings of the Administrative Committee;

(2) determining the times and places for holding meetings of the Administrative Committee and the notice to be given of such meetings;

(3) employing such agents and assistants, such counsel (who may be counsel to the Company) and such clerical, medical, accounting and actuarial services or advisers as the Administrative Committee may require in carrying out the provisions of the Plan;

(4) authorizing one or more of their number or any agent to make any payment, or to execute or deliver any instrument, on behalf of the Administrative Committee, except that all requisitions for funds from, and requests, directions, notifications and instructions to, the Trustee shall be signed either by two members of the Administrative Committee or by one member and the secretary thereof;

(5) fixing and determining the proportion of expenses of the Plan from time to time to be paid by the Participating Employers and requiring payment thereof;

(6) establishing one or more subcommittees in each location at which the Company or any of its subsidiaries or affiliates does business, appointing the members of any such subcommittees, in such number and for such service as the Administrative Committee shall deem appropriate, and delegating any power or duty granted to the Administrative Committee by this Article XII to any such subcommittees;

(7) appointing and removing the Trustee pursuant to the Trust Agreement between the Company and the Trustee;

(8) receiving and reviewing reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements;

(9) executing and filing with the appropriate governmental agencies such registration and other statements, forms, applications, notifications and other documents or information as the Administrative Committee may from time to time deem appropriate in connection with the Plan;

(10) approving the adoption of the Plan by any subsidiary or affiliate of the Company in accordance with Section 13.4;

(11) amending the Plan to the extent provided in Section 13.1; and

(12) determining, in its discretion, all questions concerning eligibility, elections, contributions and benefits under the Plan, construing all terms of the Plan, including any uncertain terms, and determining all questions concerning administration of the Plan.

12.5 Powers of the Investment Committee. The powers of the Investment Committee shall include, but are not limited to, the following:

(1) directing the Trustee, or appointing one or more investment managers to direct the Trustee, subject to the conditions set forth in the Trust Agreement, in all matters concerning the investment of the Trust Fund;

(2) authorizing one or more of their number or any agent to make any payment, or to execute or deliver any instrument, on behalf of the Investment Committee, except that all requisitions for funds from, and requests, directions, notifications and instructions to, the Trustee shall be signed either by two members of the Investment Committee or by one member and the secretary thereof;

(3) receiving and reviewing reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and

(4) employing such agents and assistants, such counsel (who may be counsel to the Company) and such clerical, accounting, actuarial and investment services or advisers as the Investment Committee may require in carrying out its responsibilities under the Plan.

12.6 Duties of the Administrative Committee. The Administrative Committee shall have the general responsibility for administering the Plan and carrying out its provisions. Subject to the limitations of the Plan, the Administrative Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. As to all matters of administration, interpretation and application not reserved to the Company, the determination of the Administrative Committee as to any disputed question shall be conclusive. It shall be the duty of the Administrative Committee to notify the Trustee in writing of the amount of any benefit that shall be due to any Member and in what form and when such benefit is to be paid. Any determination made by the Administrative Committee under the Plan or in connection with its administration or interpretation shall be given deference in the event it is subject to judicial review and shall be overturned only if it is arbitrary and capricious.

12.7 Actions by a Committee. A majority of the members of a Committee at the time in office shall constitute a quorum for the transaction of business at any meeting. Resolutions or other actions made or taken by a Committee shall require the affirmative vote of a majority of the members of such Committee attending a meeting, or by a majority of members in office by writing without a meeting.

12.8 Accounts and Reports. The Administrative Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for the effective operation of the Plan.

12.9 Discretionary Action. Whenever in the administration of the Plan any discretionary action is required by a Committee, such action shall be uniform in nature as applied to all persons similarly situated.

12.10 Action Taken in Good Faith. To the extent permitted by ERISA, the members of the Committees, the Company and the other Participating Employers and the officers and directors of the Company and the other Participating Employers shall be entitled to rely upon all certificates and reports made by any accountant or by the Trustee, and upon all opinions given by any legal counsel or investment adviser selected or approved by a Committee, and the members of a Committee, the Company and the other Participating Employers and the officers and directors of the Company and the other Participating Employers shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any accountant, Trustee, investment adviser or legal counsel, and all action so taken or suffered shall be conclusive upon each of them and upon all Members and Employees.

12.11 Indemnification. To the extent not contrary to ERISA, the Company shall indemnify each Committee, each member of a Committee and any other director, officer or employee of the Company, the other Participating Employers or any other Employer who is designated to carry out any responsibilities under the Plan for any liability, joint or several, arising out of or connected with their duties hereunder, except such liability as may arise from their gross negligence or willful misconduct.

12.12 Claims Procedure. Claims relating to benefits under the Plan shall be filed with the Administrative Committee on such forms as it shall prescribe and make available on request. The Administrative Committee shall notify the claimant of its decision within 90 days of such filing, unless it determines that more time is needed, in which case the Administrative Committee shall notify the claimant of the reason for the delay and notify the claimant of its decision within 180 days of the filing of the claim. In the event a claim is denied, written notice thereof shall be mailed or delivered to the claimant, specifically setting forth the reasons for the denial, citing the relevant provisions of the Plan and, if appropriate, explaining how the claimant can perfect his claim.

12.13 Claims Review Procedure. Any person whose claim filed pursuant to Section 12.12 has been denied may request the Administrative Committee to give further consideration to his claim. A form for making such a request shall be prescribed by the Administrative Committee and furnished by the secretary of the Administrative Committee upon request. A claimant seeking such review shall complete and file such form, together with a statement of his position, with the Administrative Committee no later than 90 days after the mailing or delivery of the written notice of denial provided for in Section 12.12. No later than 60 days after the filing of such claim, the Administrative Committee shall inform the claimant in writing of its decision regarding his claim and the specific reason therefor. Any such decision of the Administrative Committee shall be binding upon the claimant.

12.14 Responsibilities of Fiduciaries Other than the Committees. The Trustee shall have such responsibilities with respect to the operation of the Plan as are set forth in the Trust Agreement. Any investment manager that the Investment Committee may appoint pursuant to Section 12.5 shall have the responsibility to direct the Trustee in investing and reinvesting the Trust Fund (or that portion thereof specified by the Investment Committee in the instrument appointing such adviser) and to report the book value and fair market value of each asset in the Trust Fund (or such portion thereof) to the Investment Committee periodically, as such responsibilities may be more fully described in the Trust Agreement.

12.15 Allocation of Responsibilities. The description of the responsibilities and powers of the Committees and the description of the responsibilities of the Trustee contained in the foregoing provisions of this Article XII shall constitute, for purposes of ERISA, procedures for allocating responsibilities for the operation and administration of the Plan among named fiduciaries.

12.16 Designation of Persons to Carry Out Responsibilities of Named Fiduciaries. The Committees, the Trustee and any investment manager that the Investment Committee may employ pursuant to Section 12.5 may, except as to responsibilities involving management and control of assets held in the Trust Fund, designate one or more other persons to carry out any or all of their respective responsibilities under the Plan, provided that such designation shall be made in writing, filed with the Plan’s records and made available for inspection upon request by any Member or Beneficiary under the Plan.

ARTICLE XIII

Amendment and Termination; Participation and Withdrawal by Employers; Plan Mergers

13.1 Authority to Amend or Terminate. The Company hopes and expects to continue the Plan indefinitely but reserves the right to terminate, modify, alter or amend the Plan or the Trust Agreement or to discontinue the payment of contributions from time to time to any extent that it may, at its sole and complete discretion, deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary to qualify or to ensure the continued qualification of the Plan under the Code. The foregoing right shall be exercised only by action of the Board of Directors of the Company except that the Administrative Committee, by a written instrument, duly executed by a majority of its members, may make such amendments as the Administrative Committee deems necessary or appropriate to comply with the applicable provisions of ERISA or the Code, or the respective regulations or interpretations thereunder, or as may be required by the Internal Revenue Service in connection with the issuance of a determination letter as to the qualification of the Plan (or its related trust) or as may be required by the terms of any applicable collective bargaining agreement or other applicable law. No such amendment shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. No such amendment shall have the effect of diverting the whole or any part of the principal or income of the Trust Fund to purposes other than for the exclusive benefit of Members and others having an interest in the Plan, prior to the satisfaction of all liabilities with respect to them. Termination of the Plan by one or more of the Participating Employers shall not necessarily constitute termination of the Plan by the remaining Participating Employers.

13.2 Effect of Termination. Upon the termination or partial termination of the Plan or upon the complete discontinuance of contributions by the Company under the Plan, the value of each affected Member’s Investment Account, Elective Deferral Contribution Account and Employer Contribution Account shall be fully vested in him. The assets of the Trust Fund shall thereupon or thereafter be distributed to such persons in accordance with the terms of the Plan, or in such other manner, not inconsistent with the requirements of any applicable law or regulation, as the Company may in its sole discretion determine.

13.3 Certain Employee Terminations. The provisions of this Section 13.3 shall apply whenever, under circumstances that do not constitute a partial termination of the Plan for purposes of Section 13.2, the following events occur:

(1) a company other than an Employer (such company being hereinafter referred to in this Section 13.3 as the “Acquiring Company”) purchases or otherwise acquires some part or all of the assets or business of a Participating Employer; and

(2) in connection with such purchase or other acquisition, a group of Members who are Covered Employees (such Members being hereinafter referred to in this Section 13.3 as the “Transferred Members”) become employees of the Acquiring Company.

In its sole discretion, the Administrative Committee may determine to vest each such Member in the full amount of his Employer Contribution Account, and distribute his interest in the Trust Fund, as so determined, in accordance with Article VIII. In the alternative, after distribution to each Transferred Member, in accordance with Article VIII, of his Investment Account, his Elective Deferral Contribution Account and the vested portion of his Employer Contribution Account in any case in which the provisions of this Section 13.3 are applicable, any remaining balance of the Employer Contribution Account of each such Transferred Member shall be held as a separate account in his name until such time as the Administrative Committee shall determine, on the basis of evidence satisfactory to it, either that (1) such Transferred Member has completed a period of continuous service with the Acquiring Company that, when added to his years of Continuous Service, is equal to five years or (2) such Transferred Member’s employment by the Acquiring Company has been terminated prior to his completion of such a period of continuous service. Subject to the provisions of Article VIII and applicable law, if the Administrative Committee makes the determination referred to in (1) of the preceding sentence with respect to any such Transferred Member, the amount held in the separate account in his name shall thereafter be distributed to him in full. If the Administrative Committee makes the determination referred to in (2) of the preceding sentence with respect to any such Transferred Member, the amount theretofore held in the separate account in his name shall be forfeited as of the last day of the Plan Year during which such determination shall have been made, and the amount so forfeited shall be applied in accordance with the provisions of Section 3.5. All determinations of the Administrative Committee pursuant to this Section 13.3 shall be made on a consistent basis and in a non-discriminatory manner.

13.4 Participation by Employers. The Board or the Administrative Committee may approve the adoption of the Plan by any subsidiary or affiliate of the Company upon appropriate action by such subsidiary or affiliate. In such event, or if any individuals become Employees of a Participating Employer as a result of the acquisition of all or a part of the assets or business of another company, the Board may, subject to the provisions of ERISA and the qualification requirements of the Code, determine to what extent, if any, credit and benefits shall be granted for previous service with such subsidiary, affiliate or other company.

13.5 Withdrawal of a Participating Employer. Any company that is a Participating Employer may, by appropriate action taken by it, terminate its participation in the Plan, in which event the applicable provisions of Section 13.2 shall apply; provided, however, that if so directed by the Administrative Committee, the applicable assets of the Plan shall be segregated by the Trustee as a separate trust and the Plan shall be continued as a separate plan for the employees of such company under which the board of directors of such company shall succeed to all the powers and duties of the Company hereunder.

13.6 Merger with Other Plans. The Plan shall not be merged or consolidated with, nor transfer its assets or liabilities to, any other plan unless each Member would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

ARTICLE XIV

General Provisions

14.1 Uniform Administration. Whenever in the administration of the Plan any action by a Committee is required with respect to the eligibility or classification of Employees or to the determination or payment of contributions or benefits, such action shall be uniform in nature as applied to all persons similarly situated.

14.2 Source of Payment. Benefits under this Plan shall be payable only out of the Trust Fund, and neither the Company nor any Employer shall have any obligation, responsibility or liability to make any direct payment of benefits due under the Plan. Neither the Company nor any Employer nor the Trustee makes any guarantee to Members against the loss or depreciation in the value of the Trust Fund or guarantees the payment of any benefits hereunder. No person shall have any right under the Plan with respect to the Trust Fund, or against the Trustee, the Company or any Employer, except as specifically provided herein or in ERISA.

14.3 Payment of Expenses. All expenses that shall arise in connection with the administration of this Plan and the Trust Agreement, including, but not limited to, the compensation of the Trustee and of any accountant, counsel, investment adviser, other expert or other person who shall be employed by either Committee in connection with the administration thereof, shall be paid from the Trust Fund or by the Company; provided, however, that no person who is employed full-time by any Employer shall receive any compensation from the Plan except for reimbursement of expenses properly and actually incurred.

14.4 No Right to Employment. Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of his Employer or to interfere with the rights of his Employer to discharge him at any time.

14.5 Inalienability of Benefits. Except as may be otherwise provided by applicable law or pursuant to a qualified domestic relations order as defined in section 414(p) of the Code, benefits provided under this Plan shall not, prior to the actual receipt thereof by the person entitled thereto, be subject in any manner to anticipation, assignment, alienation, sale, transfer, pledge, encumbrance, charge, attachment, garnishment, execution, levy or other legal or equitable process, whether voluntary or involuntary, and any attempt to anticipate, assign, alienate, sell, transfer, pledge, encumber, charge, attach, garnish, execute or levy upon or otherwise dispose of any right to benefits hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

14.6 Payment Pursuant to a Qualified Domestic Relations Order. A Member’s vested interest in his Accounts, or a portion thereof, shall, to the extent permitted by law, be distributed, in a single lump sum, upon determination by the Administrative Committee, under uniform and nondiscriminatory procedures established by the Administrative Committee from time to time, that a domestic relations order relating to that Member qualifies as a qualified domestic relations order under section 414(p) of the Code. An order requiring payment to an alternate payee (as defined in section 414(p) of the Code) before a Member has separated from employment may qualify as a qualified domestic relations order even if it requests payment prior to the Member’s earliest retirement age (as defined in section 414(p) of the Code) or prior to a Member’s right to a distribution under the terms of the Plan.

14.7 Payment Due an Incompetent. If the Administrative Committee determines that any person to whom a payment is due hereunder is unable to care for his affairs because of physical or mental disability or because he is under 18 years of age, it shall have the authority to cause payments becoming due to such person to be made to another for his benefit, without responsibility of the Administrative Committee or the Trustee to see to the application of such payments, and any payment made pursuant to such authority shall, to the extent thereof, operate as a complete discharge of the obligations of the Company, the Administrative Committee, the Trustee and the Trust Fund.

14.8 Notices. Wherever provision is made in the Plan for the filing of any notice, application, election or designation, such action shall, except where expressly provided herein to the contrary, be evidenced by the execution of such form, and on such notice, as the Administrative Committee may specify for the purpose and shall be effective upon receipt unless the Plan otherwise provides.

14.9 Multiple Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

14.10 Construction. The Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent otherwise required by ERISA or necessary for qualification under the Code. Headings of Articles, Sections and subsections herein contained are included solely for convenience of reference, and if there be any conflict between such headings and the text hereof, the text shall control. It is intended that the Plan be a continuation of the Prior Plan and that the Plan in all respects conform to and be administered and interpreted in a manner consistent with the requirements of ERISA and the requirements for qualification under the Code, including (but not limited to) the requirements of section 411(d)(6) of the Code. Accordingly, any provision required to be included herein, in order that the Plan so conform, shall be deemed to be included in the Plan, whether or not expressly set forth.

14.11 Lost Participants. If a Member is entitled to a distribution and cannot be located, the Administrative Committee may take such steps with respect to such Member’s Accounts as may be authorized by law.

ARTICLE XV

Additional Limitations and Provisions

15.1 Application.

15.1.1 Application. The provisions of this Section 15.1 shall apply only if the Plan becomes top-heavy (as defined in section 416(g) of the Code), aggregating this Plan and any other qualified plan sponsored by the Employer in which a Key Employee is a Member and each other plan of the Employer (including any terminated Plan that covered a Key Employee and was maintained within the five-year period ending on the determination date) that enables this Plan or any plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410(b) of the Code (“required aggregation group”). In addition, the Administrative Committee may elect to include with the required aggregation group any other plan or plans of the Employer not required to be included in the required aggregation group so long as their inclusion as a part of the group would not cause such group to fail to meet the requirements of section 401(a) or 410 of the Code (“permissive aggregation group”).

A plan is top-heavy, generally, if more than 60% of the value of the Accounts of Members in this Plan (disregarding the Accounts of those Members who have performed no service for the Employer during the one-year period ending on the determination date)) and the accrued benefit of any Member in any defined benefit plan maintained by his Employer or an affiliate as of any “determination date” (the last day of the prior Plan Year), is attributable to Key Employees. Computation of the top-heavy ratio shall be determined in accordance with section 416(g) of the Code. The present value of accrued benefits in any Employer-sponsored defined benefit plan shall be determined on the valuation date used for computing Plan costs under section 412 of the Code and shall be determined on the basis of the actuarial assumptions specified in such defined benefit plan for purposes of making the top-heavy determination. If the Plan becomes top-heavy as of any determination date, then effective in the next succeeding Plan Year, the provisions of this Section 15.1 shall apply.

15.1.2 Special Vesting Rule. Notwithstanding the provisions of Section 3.4 to the contrary, a Member shall be fully vested in the balance of his Account upon the completion of three years of Continuous Service as determined in accordance with the following schedule:

Years of Continuous Service	Vesting Percentage
Less than 3 years	0%
3 years or more	100%

If the Plan becomes a top-heavy plan and subsequently ceases to be such:

(a) any balance of the Member’s Account that was vested before the Plan ceased to be top-heavy shall remain vested; and

(b) any Member with three or more years of Continuous Service shall be given the option to remain under the top-heavy vesting schedule contained in this Section 15.1.2, in lieu of the vesting schedule contained in Section 3.4.

15.1.3 Special Minimum Contribution. Notwithstanding the provisions of the Plan to the contrary, each Member of this Plan who is not a Key Employee and who is employed by the Employer on the last day of the Plan Year (without regard to the number of Hours of Service earned in such Plan Year) shall be entitled to a minimum contribution equal to the lesser of (a) 3% of the Covered Employee’s total nondeferred Compensation (as defined in Section 10.1.2 of the Plan and section 415 of the Code) received from the Company for the year and (b) the highest percentage of total nondeferred Compensation (as defined above) contributed on behalf of a Key Employee under this Plan. For a year in which the Plan is top-heavy, if the highest percentage of total nondeferred Compensation contributed to the Plan on behalf of a Key Employee is less than 3% of such Key Employee’s total nondeferred Compensation, amounts contributed as Elective Deferral Contributions shall be included in determining the percentage of contributions made on behalf of such Key Employee. However, where any Covered Employee who is entitled to the minimum contribution provided by this Section 15.1.3 also is a Covered Employee (and not a Key Employee) in a defined benefit plan that is top-heavy for such plan year and has received the minimum benefit under such plan as required by section 416 of the Code, he shall be entitled to no minimum benefit under this Section.

Effective for the Plan Years beginning after December 31, 2001, for any Plan Year in which the Plan is top-heavy, the amount of Basic and Discretionary Contributions made under Section 5.1.1 and 5.1.2 for any Covered Employee who has met the participation requirements of Section 3.1 and who is not a Key Employee shall be at least equal to the lesser of (a) 3% of such

Covered Employee’s compensation or (b) the percentage of such compensation contributed as a Basic and Discretionary Contribution for the Key Employee for whom such percentage is the highest for the Plan Year; provided, however, that if such Covered Employee also participates in a defined benefit plan that is top-heavy for such plan year and has received the minimum benefit under such plan as required by section 416 of the Code, he shall be entitled to no minimum contribution under this Section 15.1.3.

15.2 Contributions Required by the Uniformed Services Employment and Reemployment Rights Act of 1994. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with section 414(u) of the Code. Specifically, the Plan permits make-up contributions of After-Tax and Elective Deferral Contributions that the Member would have contributed under the Plan during the period of military service following his reemployment within the period during which reemployment rights are protected under federal statutes. Any such make-up contributions are not subject to the generally applicable Plan contribution limitations or actual deferral percentage or actual contribution percentage testing when made. The make-up contributions must be made during the period that begins on the date of reemployment and is the same length as the lesser of (1) the period of the Participant’s absence due to uniformed service multiplied by three or (2) five years. The Employer shall make a Basic Contribution at the same rate that would have been required if the After-Tax and Elective Deferral Contributions had actually been made during the period of uniformed service. The provisions of this Section 15.2 shall be governed and administered in accordance with the requirements of section 414(u) of the Code and any regulations or rulings promulgated thereunder.

In the case of a Member who dies on or after January 1, 2007 while performing qualified military service within the meaning of section 414(u) of the Code, the survivors of such Member shall receive any additional benefits (other than benefit accruals relating to the period of such qualified military service) provided under the Plan had the Member resumed and then terminated employment on account of death.

A Member who receives a Differential Wage Payment after December 31, 2008 shall be treated as an Employee of the Employer and such Differential Wage Payment shall be treated as Earnings. A Member who is performing service in the uniformed services shall be treated as having been severed from employment with the Employer during such service, notwithstanding his receipt of Differential Wage Payments, provided, however, that if such Member receives a distribution on the basis of such severance from employment, such Member shall not make any After-Tax Contributions or Elective Deferral Contributions during the six-month period beginning on the date of such distribution. For purposes of this Section 15.2, the term “Differential Wage Payment” shall mean any payment made by the Employer to a Member with respect to any period during which the Member is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than 30 days that represents all or a portion of the wages the Member would have received from the Employer if the Member were performing service for the Employer.

ANNEX A

SPECIAL PROVISIONS RELATING TO THE

STANDARD ELECTRIC PLAN AND

FORMER EMPLOYEES OF STANDARD ELECTRIC

Unless otherwise indicated herein, the provisions of this Annex A are effective as of the date of the merger of the Standard Electric Plan with the Plan, which merger is to be effective as of September 30, 1996 or as soon thereafter as administratively practicable (the “Merger Date”). Unless otherwise defined in this Annex A, capitalized terms used herein shall have the respective meanings set forth in the Plan.

I.	Special Provisions Regarding Participation and Service-Crediting.

Notwithstanding any other provision of the Plan, effective as of the closing of the Standard Electric Acquisition, Continuous Service of an Employee who, immediately prior to the Standard Electric Acquisition, (A)(1) was actively employed by Standard Electric and (2) remained an Employee of Standard Electric or became an Employee of the Company, in either case, immediately following and in connection with the Standard Electric Acquisition, or (B)(1) was on an approved leave of absence from Standard Electric and (2) immediately following such leave of absence, returned to work as an Employee of Standard Electric or became an Employee of the Company, shall include such Employee’s period of service recognized as of the closing date of the Standard Electric Acquisition under the terms of the Standard Electric Plan. It is the intent that such Employee’s service recognized as Continuous Service under the Plan shall continue uninterrupted and without break or duplication for his period of service with Standard Electric immediately before the closing of the Standard Electric Acquisition and with the Company immediately after the closing of the Standard Electric Acquisition.

II.	Standard Electric Plan Merger.

The terms of paragraphs D through I of this Section II shall apply only to those Members who have a Standard Electric Account Balance.

A.	Members. Effective as of Merger Date, each individual who, on the day before the Merger Date, had an account balance under the Standard Electric Plan, but did not on such date meet the Plan membership requirements of Sections 3.1 and 3.2, shall be a Member of the Plan and shall thereafter remain a Member until such person ceases to be a Member pursuant to Section 3.2, provided that nothing in this paragraph A shall entitle such a Member to any contribution or benefit pursuant to any provision of the Plan other than this Annex A.

B.	Standard Electric Accounts. Each Member who had an account balance under the Standard Electric Plan on the day before the Merger Date shall no longer have separate accounts under the Standard Electric Plan, but shall have separate Accounts under the Plan as of the Merger Date. Such Accounts shall be as follows:

1.	Standard Electric Employee Contribution Account. A Member’s initial balance in his Standard Electric Employee Contribution Account shall equal the Balance of his Elective Deferral Account under the Standard Electric Plan.

2.	Standard Electric Employer Contribution Account. A Member’s initial balance in his Standard Electric Employer Contribution Account shall equal the Balance of his Qualified Matching Contribution Account, his Qualified Non-Elective Contribution Account, and his Rollover Account under the Standard Electric Plan.

C.	Special Definitions. The term “Balance,” as used in this Annex A, means the balance of a Member’s applicable account under the Standard Electric Plan as of the Merger Date. The term “Standard Electric Accounts,” as used in this Annex A, means both of the Member’s accounts described in paragraph (B) above. With respect to Members with Standard Electric Accounts, references in the Plan (other than in Sections 3.4, 3.5, 8.1 through 8.6, 8.8 and 8.9) and this Annex A to an “Account” or “Accounts” or to a specific “Account” or “Accounts” shall include both of the Standard Electric Accounts unless the context clearly indicates otherwise.

D.

Age 59 1/2 Withdrawals. Upon written notice given to the Administrative Committee and otherwise in accordance with Section 8.8 of the Plan, a Member who has attained the age of 59 1/2 may withdraw all or part of his Standard Electric Accounts not previously withdrawn for any reason.

E.	Hardship Withdrawals. A Member shall be permitted to make hardship withdrawals with respect to his Accounts in accordance with the terms and conditions set forth in Section 8.8.3 of the Plan; provided, however, that, notwithstanding Section 8.8.3 of the Plan, such a hardship withdrawal shall be taken from his Accounts in the following order: (1) first, After-Tax Contributions contributed to the Prior Plan prior to January 1, 1987, and the earnings thereon, (2) second, After-Tax Contributions contributed to the Plan or the Prior Plan from and after January 1, 1987, and the earnings thereon, (3) third, Rollover Contributions and the earnings thereon, (4) fourth, the portion of the Employer Contribution Account attributable to contributions made by Westinghouse on such Member’s behalf to the Prior Plan, (5) fifth, the vested portion of the Employer Contribution Account attributable to contributions of Participating Employers in accordance with Section 5.1 of the Plan, (6) sixth, the Standard Electric Employer Contribution Account, (7) seventh, the lesser of (i) the value of the Elective Deferral Contribution Account (excluding Roth Contributions) and (ii) the principal amount of such Member’s Elective Deferral Contributions (excluding Roth Contributions) and (8) eighth, the lesser of (i) the value of the Roth Contribution Account and (ii) the principal amount of such Member’s Roth Contributions.

F.	Plan Loans. A Member shall be permitted to borrow from his Accounts in accordance with the terms and conditions set forth in Section 8.9 of the Plan; provided, however, that, notwithstanding Section 8.9.6 of the Plan, any loan must be made from his Accounts in the following order: (1) first, After-Tax Contributions contributed to the Prior Plan prior to January 1, 1987 and the earnings thereon, (2) second, After-Tax Contributions contributed to the Plan or the Prior Plan from and after January 1, 1987 and the earnings thereon, (3) third, Rollover Contributions and the earnings thereon, (4) fourth, the portion of the Employer Contribution Account attributable to contributions made by Westinghouse on such Member’s behalf to the Prior Plan, (5) fifth, the vested portion of the Employer Contribution Account attributable to contributions of Participating Employers in accordance with Section 5.1, (6) sixth, the Standard Electric Employer Contribution Account, (7) seventh, the Standard Electric Employee Contribution Account, (8) eighth, the lesser of (i) the value of the Elective Deferral Contribution Account (excluding Roth Contributions) and (ii) the principal amount of such Member’s Elective Deferral Contributions (excluding Roth Contributions) and (9) ninth, the lesser of (i) the value of the Roth Contribution Account and (ii) the principal amount of such Member’s Roth Contributions.

G.	Investment of Standard Electric Accounts. Effective as of the Merger Date, each Member shall be entitled to direct the investment of his Standard Electric Accounts in accordance with Article VI of the Plan. Any Standard Electric Accounts as to which the Administrative Committee does not receive valid and timely investment instructions from the Member in accordance with procedures established by the Administrative Committee shall, pending such instructions, be invested in the Income Fund.

H.	No Further Contributions. No further contributions shall be made to any Member’s Standard Electric Accounts.

I.	Vesting. Each Member shall at all times be fully vested in his Standard Electric Accounts.

III	Distribution Options with Respect to Standard Electric Accounts.

A.	Notwithstanding anything to the contrary in the Plan, (1) any Member who has a Standard Electric Account Balance shall receive a distribution of such Standard Electric Account Balance in accordance with Article VIII of the Plan, as modified by paragraph B below, and (2) except as otherwise provided in this Annex A, the terms and conditions of this Section III shall apply only to the distribution of Standard Electric Accounts and not to the distribution of other Accounts under the Plan.

B.

All distributions required under this Annex A shall be determined and made in accordance with Section 8.5 of the Plan, except that the Required Beginning Date of a Member who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with paragraph 1 or 2 below:

1.

Non-5-percent Owners. The Required Beginning Date of a Member who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

2.

5-percent Owners. The Required Beginning Date of a Member who is a 5-percent owner during any year beginning after December 31, 1979 is the first day of April following the later of the calendar year in which the Member attains age 70 1/2 or the earlier of the calendar year with or within which ends the Plan Year in which the Member becomes a 5-percent owner or the calendar year in which the Member retires.

The Required Beginning Date of a Member who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

3.

5-percent Owner. A Member is treated as a 5-percent owner for purposes of this paragraph F if such Member is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 of the Code but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

4.	Once distributions have begun to a 5-percent owner under this paragraph F, they must continue to be distributed, even if the Member ceases to be a 5-percent owner in a subsequent year.

ANNEX B

SPECIAL PROVISIONS RELATING TO THE

EESCO PLAN AND FORMER EMPLOYEES OF EESCO

Unless otherwise indicated herein, the provisions of this Annex B are effective as of the date of the merger of the EESCO Plan with the Plan, which merger is to be effective as of November 1, 1996 or as soon thereafter as administratively practicable (the “Merger Date”). Unless otherwise defined in this Annex B, capitalized terms used herein shall have the respective meanings set forth in the Plan.

I.	Special Provisions Regarding Participation and Service-Crediting.

Notwithstanding any other provision of the Plan, effective as of the EESCO Acquisition, Continuous Service of an Employee who, immediately prior to the EESCO Acquisition, (A)(1) was actively employed by EESCO and (2) remained an Employee of EESCO or became an Employee of the Company, in either case, immediately following and in connection with the EESCO Acquisition, or (B)(1) was on an approved leave of absence from EESCO and (2) immediately following such leave of absence, returned to work as an Employee of EESCO or became an Employee of the Company, shall include such Employee’s period of service recognized as of the closing date of the EESCO Acquisition under the terms of the EESCO Plan. It is the intent that such Employee’s service recognized as Continuous Service under the Plan shall continue uninterrupted and without break or duplication for his period of service with EESCO immediately before the closing of the EESCO Acquisition and with the Company immediately after the closing of the EESCO Acquisition.

II.	EESCO Plan Merger.

The terms of paragraphs D through I of this Section II shall apply only to those Members who have an EESCO Account Balance.

A.	Effective as of Merger Date, each individual who, on the day before the Merger Date, had an account balance under the EESCO Plan, but did not on such date meet the Plan membership requirements of Sections 3.1 and 3.2, shall be a Member of the Plan and shall thereafter remain a Member until such person ceases to be a Member pursuant to Section 3.2, provided that nothing in this paragraph A shall entitle such a Member to any contribution or benefit pursuant to any provision of the Plan other than this Annex B.

B.	Each Member who had an account balance under the EESCO Plan on the day before the Merger Date shall no longer have separate accounts under the EESCO Plan, but shall have separate Accounts under the Plan as of the Merger Date. Such Accounts shall be as follows:

1.	EESCO Employee Contribution Account. A Member’s initial balance in his EESCO Employee Contribution Account shall equal the Balance of his Pre-Tax Account under the EESCO Plan.

2.	EESCO Employer Contribution Account. A Member’s initial balance in his EESCO Employer Contribution Account shall equal the Balance of his Matching Account, Qualified Matching Contributions Account, Profit Sharing Account, Prior Plan Account, Qualified Non-Elective Contribution Account and his Rollover Account under the EESCO Plan.

3.	EESCO After-Tax Contribution Account. A Member’s initial balance in his EESCO After-Tax Contribution Account shall equal the Balance of his After-Tax Voluntary Account.

C.	Special Definitions. The term “Balance,” as used in this Annex B, means the balance of a Member’s applicable account under the EESCO Plan as of the Merger Date. The term “EESCO Accounts,” as used in this Annex B, means all of the Member’s accounts described in paragraph B above. With respect to Members with EESCO Accounts, references in the Plan (other than in Sections 3.4, 3.5, 8.1 through 8.6, 8.8 and 8.9) and this Annex B to an “Account” or “Accounts” or to a specific “Account” or “Accounts” shall include all of the EESCO Accounts unless the context clearly indicates otherwise.

D.

Age 59 1/2 Withdrawals. Upon written notice given to the Administrative Committee and otherwise in accordance with Section 8.8 of the Plan, a Member who has attained the age of 59 1/2 may withdraw all or part of his EESCO Accounts not previously withdrawn for any reason.

E.	Hardship Withdrawals. A Member shall be permitted to make hardship withdrawals with respect to his Accounts in accordance with the terms and conditions set forth in Section 8.8.3 of the Plan; provided, however, that, notwithstanding Section 8.8.3 of the Plan, such a hardship withdrawal shall be taken from his Accounts in the following order: (1) first, After-Tax Contributions contributed to the Prior Plan prior to January 1, 1987, and the earnings thereon, (2) second, After-Tax Contributions contributed to the Plan or the Prior Plan from and after January 1, 1987, and the earnings thereon, (3) third, EESCO After-Tax Contribution Account and the earnings thereon, (4) fourth, Rollover Contributions and the earnings thereon, (5) fifth, the portion of the Employer Contribution Account attributable to contributions made by Westinghouse on such Member’s behalf to the Prior Plan, (6) sixth, the vested portion of the Employer Contribution Account attributable to contributions of Participating Employers in accordance with Section 5.1, (7) seventh, the EESCO Employer Contribution Account, (8) eighth, the lesser of (i) the value of the Elective Deferral Contribution Account (excluding Roth Contributions) and (ii) the principal amount of such Member’s Elective Deferral Contributions (excluding Roth Contributions) and (9) ninth, the lesser of (i) the value of the Roth Contribution Account and (ii) the principal amount of such Member’s Roth Contributions.

F.	Plan Loans. A Member shall be permitted to borrow from his Accounts in accordance with the terms and conditions set forth in Section 8.9 of the Plan; provided, however, that, notwithstanding Section 8.9.6 of the Plan, any loan must be made from his Accounts in the following order: (1) first, After-Tax Contributions contributed to the Prior Plan prior to January 1, 1987 and the earnings thereon, (2) second, After-Tax Contributions contributed to the Plan or the Prior Plan from and after January 1, 1987 and the earnings thereon, (3) third, EESCO After-Tax Contribution Account and the earnings thereon, (4) fourth, Rollover Contributions and the earnings thereon, (5) fifth, the portion of the Employer Contribution Account attributable to contributions made by Westinghouse on such Member’s behalf to the Prior Plan, (6) sixth, the vested portion of the Employer Contribution Account attributable to contributions of Participating Employers in accordance with Section 5.1, (7) seventh, the EESCO Employer Contribution Account, (8) eighth, the lesser of (i) the value of the Elective Deferral Contribution Account (excluding Roth Contributions) and (ii) the principal amount of such Member’s Elective Deferral Contributions (excluding Roth Contributions) and (9) ninth, the lesser of (i) the value of the Roth Contribution Account and (ii) the principal amount of such Member’s Roth Contributions.

G.	Investment of EESCO Accounts. A Member shall be entitled to direct the investment of his EESCO Accounts in accordance with Article VI of the Plan.

H.	No Further Contributions. No further contributions shall be made to any Member’s EESCO Accounts.

I.	Vesting. Each Member shall at all times be fully vested in his EESCO Accounts.

III.	Distribution Options with Respect to EESCO Accounts.

A.	Notwithstanding anything to the contrary in the Plan, (1) any Member who has an EESCO Account Balance shall receive a distribution of such EESCO Account Balance in accordance with Article VIII of the Plan, as modified by paragraph B, and (2) except as otherwise provided in this Annex B, the terms and conditions of this Section III shall apply only to the distribution of EESCO Accounts and not to the distribution of other Accounts under the Plan.

B.

All distributions required under this Annex B shall be determined and made in accordance with Section 8.5 of the Plan, except that the Required Beginning Date of a Member who attains age 70 1/2 before January 1, 1988 shall be determined in accordance with paragraph 1 or 2 below:

1.

Non-5-percent Owners. The Required Beginning Date of a Member who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

2.

5-percent Owners. The Required Beginning Date of a Member who is a 5-percent owner during any year beginning after December 31, 1979 is the first day of April following the later of the calendar year in which the Member attains age 70 1/2 or the earlier of the calendar year with or within which ends the Plan Year in which the Member becomes a 5-percent owner or the calendar year in which the Member retires.

The Required Beginning Date of a Member who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

3.

5-percent Owner. A Member is treated as a 5-percent owner for purposes of this paragraph F if such Member is a 5-percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 of the Code but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

4.	Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Member ceases to be a 5-percent owner in a subsequent year.

ANNEX C

SPECIAL PROVISIONS RELATING TO THE

MURCO PLAN AND FORMER EMPLOYEES OF MURCO

Unless otherwise indicated herein, the provisions of this Annex C are effective as of the date of the merger of the Murco, Inc. 401(k) Profit Sharing Plan (the “Murco Plan”) with the Plan, which merger is to be effective as of November 1, 1996 or as soon thereafter as administratively practicable (the “Merger Date”). Unless otherwise defined in this Annex C, capitalized terms used herein shall have the respective meanings set forth in the Plan.

I.	Special Provisions Regarding Participation and Service-Crediting.

Notwithstanding any other provision of the Plan, effective as of the closing of the Murco Acquisition, Continuous Service of an Employee who, immediately prior to the Murco Acquisition, (A) was actively employed by Murco and remained an Employee of Murco or became an Employee of the Company, in either case, immediately following and in connection with the Murco Acquisition or (B) was on an approved leave of absence from Murco and immediately following such leave of absence, returned to work as an Employee of Murco or became an Employee of the Company, shall include such Employee’s period of service recognized as of the closing date of the Murco Acquisition under the terms of the Murco Plan. It is the intent that such Employee’s service recognized as Continuous Service under the Plan shall continue uninterrupted and without break or duplication for his period of service with Murco immediately before the closing of the Murco Acquisition and with the Company immediately after the closing of the Murco Acquisition.

II.	Murco Plan Merger.

The terms of paragraphs D through H of this Section II shall apply only to those Members who have a Murco Account Balance.

A.	Effective as of Merger Date, each individual who, on the day before the Merger Date, had an account balance under the Murco Plan, but did not on such date meet the Plan membership requirements of Sections 3.1 and 3.2, shall be a Member of the Plan and shall thereafter remain a Member until such person ceases to be a Member pursuant to Section 3.2, provided that nothing in this paragraph A shall entitle such a Member to any contribution or benefit pursuant to any provision of the Plan other than this Annex C.

B.	Each Member who had an account balance under the Murco Plan on the day before the Merger Date shall no longer have separate accounts under the Murco Plan, but shall have separate Accounts under the Plan as of the Merger Date. Such Accounts shall be as follows:

1.	Murco Employee Contribution Account. A Member’s initial balance in his Murco Employee Contribution Account shall equal the Balance of his Participant’s Elective Account under the Murco Plan.

2.	Murco Employer Contribution Account. A Member’s initial balance in his Murco Employer Contribution Account shall equal the Balance of his Participant’s Combined Account and his Rollover Account under the Murco Plan.

3.	Murco After-Tax Contribution Account. A Member’s initial balance in his Murco After-Tax Contribution Account shall equal the Balance of his After-Tax Voluntary Account.

C.	Special Definitions. The term “Balance,” as used in this Annex C, means the balance of a Member’s applicable account under the Murco Plan as of the Merger Date. The term “Murco Accounts,” as used in this Annex C, means all of the Member’s accounts described in paragraph B above. With respect to Members with Murco Accounts, references in the Plan (other than in Sections 3.4, 3.5, 8.1 through 8.6, 8.8 and 8.9) and this Annex C to an “Account” or “Accounts” or to a specific “Account” or “Accounts” shall include all of the Murco Accounts unless the context clearly indicates otherwise.

D.	Investment of Murco Accounts. A Member shall be entitled to direct the investment of his Murco Accounts in accordance with Article VI of the Plan.

E.	No Further Contributions. No further contributions shall be made to any Member’s Murco Accounts.

F.	Vesting. Each Member shall at all times be fully vested in his Murco Accounts.

G.	Hardship Withdrawals. A Member shall be permitted to make hardship withdrawals with respect to his Accounts in accordance with the terms and conditions set forth in Section 8.8.3 of the Plan, subject to the spousal consent rules described in paragraph E.2 below; provided, however, that, notwithstanding Section 8.8.3 of the Plan, such a hardship withdrawal shall be taken from his Accounts in the following order: (1) first, After-Tax Contributions contributed to the Prior Plan prior to January 1, 1987 and the earnings thereon, (2) second, After-Tax Contributions contributed to the Plan or the Prior Plan from and after January 1, 1987 and the earnings thereon, (3) third, Murco After-Tax Contribution Account and the earnings thereon, (4) fourth, Rollover Contributions and the earnings thereon, (5) fifth, the portion of the Employer Contribution Account attributable to contributions made by Westinghouse on such Member’s behalf to the Prior Plan, (6) sixth, the vested portion of the Employer Contribution Account attributable to contributions of Participating Employers in accordance with Section 5.1, (7) seventh, the Murco Employer Contribution Account, (8) eighth, the lesser of (i) the value of the Elective Deferral Contribution Account (excluding Roth Contributions) and (ii) the principal amount of such Member’s Elective Deferral Contributions (excluding Roth Contributions) and (9) ninth, the lesser of (i) the value of the Roth Contribution Account and (ii) the principal amount of such Member’s Roth Contributions.

H.	Plan Loans. A Member shall be permitted to borrow from his Accounts in accordance with the terms and conditions set forth in Section 8.9 of the Plan; provided, however, that, notwithstanding Section 8.9.6 of the Plan, any loan must be made from his Accounts in the following order: (1) first, After-Tax Contributions contributed to the Prior Plan prior to January 1, 1987 and the earnings thereon, (2) second, After-Tax Contributions contributed to the Plan or the Prior Plan from and after January 1, 1987 and the earnings thereon, (3) third, Murco After-Tax Contribution Account and the earnings thereon, (4) fourth, Rollover Contributions and the earnings thereon, (5) fifth, the portion of the Employer Contribution Account attributable to contributions made by Westinghouse on such Member’s behalf to the Prior Plan, (6) sixth, the vested portion of the Employer Contribution Account attributable to contributions of Participating Employers in accordance with Section 5.1, (7) seventh, the Murco Employer Contribution Account, (8) eighth, the Murco Employee Contribution Account, (9) ninth, the lesser of (i) the value of the Elective Deferral Contribution Account (excluding Roth Contributions) and (ii) the principal amount of such Member’s Elective Deferral Contributions (excluding Roth Contributions) and (10) tenth, the lesser of (i) the value of the Roth Contribution Account and (ii) the principal amount of such Member’s Roth Contributions.